                                                                    EXHIBIT 99.2





                              SETTLEMENT AGREEMENT



                                  by and among



                             DART GROUP CORPORATION
                            CROWN BOOKS CORPORATION
                             TRAK AUTO CORPORATION
                                 DART/SFW CORP.
                               SFW HOLDING CORP.
                         SHOPPERS FOOD WAREHOUSE CORP.,

                         SUBJECT TO ARTICLE 11 HEREOF,


                                      and



                                 ROBERT M. HAFT
                                 GLORIA G. HAFT
                                 LINDA G. HAFT




                          Dated as of August 18, 1997

                               TABLE OF CONTENTS

                                                                                                    Page
ARTICLE 1.  DEFINITIONS AND INTERPRETATION  . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     1.1    Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     1.2    Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE 2.  SETTLEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     2.1    Settlement Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     2.2    Court Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
     2.3    Closing; Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE 3.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     3.1    Conditions to Obligations of the Dart Companies   . . . . . . . . . . . . . . . . . .   21
     3.2    Conditions to Obligations of RMH, GGH and LGH   . . . . . . . . . . . . . . . . . . .   23

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF DART COMPANIES  . . . . . . . . . . . . . . . . . .   26
     4.1    Organization and Authority; Enforceability  . . . . . . . . . . . . . . . . . . . . .   26
     4.2    Absence of Conflict   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     4.3    No Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     4.4    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     4.5    Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     4.6    Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     4.7    No Bankruptcy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     4.8    Brokerage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF RMH . . . . . . . . . . . . . . . . . . . . . . . .   28
     5.1    Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     5.2    Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     5.3    Absence of Conflict   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
     5.4    No Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
     5.5    Shares; Options; Dart/SFW Rights  . . . . . . . . . . . . . . . . . . . . . . . . . .   29
     5.6    Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
     5.7    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
     5.8    Existing RMH Costs Against Dart, et al.   . . . . . . . . . . . . . . . . . . . . . .   31
     5.9    No Bankruptcy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     5.10   Brokerage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF GGH  . . . . . . . . . . . . . . . . . . . . . . . .   31
     6.1    Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     6.2    Absence of Conflict   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     6.3    No Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     6.4    Shares; Options; Dart/SFW Rights  . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     6.5    Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     6.6    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

     6.7    Existing GGH Costs Against Dart, et al.   . . . . . . . . . . . . . . . . . . . . . .   33
     6.8    No Bankruptcy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     6.9    Brokerage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES OF LGH . . . . . . . . . . . . . . . . . . . . . . . .   34
     7.1    Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     7.2    Absence of Conflict   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     7.3    No Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     7.4    Shares; Options; Dart/SFW Rights  . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     7.5    Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     7.6    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     7.7    Existing LGH Costs Against Dart, et al.   . . . . . . . . . . . . . . . . . . . . . .   36
     7.8    No Bankruptcy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     7.9    Brokerage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

ARTICLE 8.  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     8.1    RMH, GGH and LGH Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     8.2    Dart Company Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

ARTICLE 9.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
     9.1    Indemnification by Dart Companies   . . . . . . . . . . . . . . . . . . . . . . . . .   42
     9.2    Indemnification Procedure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
     9.3    Indemnification Escrow Fund   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     9.4    Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

ARTICLE 10.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
     10.1   Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
     10.2   Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
     10.3   Dart Remedies for Other Dart Company Rights Representations   . . . . . . . . . . . .   46
     10.4   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
     10.5   No Right of Offset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
     10.6   Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
     10.7   Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
     10.8   Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . .   49
     10.9   Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
     10.10  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
     10.11  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
     10.12  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
     10.13  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
     10.14  Non-Waiver of Remedies and Actions  . . . . . . . . . . . . . . . . . . . . . . . . .   50
     10.15  Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
     10.16  Submission to Jurisdiction; Service of Process  . . . . . . . . . . . . . . . . . . .   50
     10.17  Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
     10.18  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

ARTICLE 11. EFFECTIVENESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
     11.1   Limited Initial Effectiveness of Agreement.   . . . . . . . . . . . . . . . . . . . .   51
     11.2   RMH, GGH and LGH Bound    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

                              SETTLEMENT AGREEMENT


      THIS SETTLEMENT AGREEMENT ("Agreement"), dated as of August 18, 1997, is made by and among Dart Group Corporation, a Delaware corporation ("Dart"), Crown Books Corporation, a Delaware corporation ("Crown Books"), Trak Auto Corporation, a Delaware corporation ("Trak Auto"), Dart/SFW Corp., a Delaware corporation ("Dart/SFW"), SFW Holding Corp., a Delaware corporation ("SFW Holding"), and Shoppers Food Warehouse Corp., a Delaware corporation ("SFW"; Dart, Crown Books, Trak Auto, Dart/SFW, SFW Holding and SFW are hereinafter sometimes referred to collectively as the "Dart Companies"), and Robert M. Haft ("RMH"), Gloria G. Haft ("GGH") and Linda G. Haft ("LGH").

                                  WITNESSETH:

      WHEREAS, in September 1994 the Board of Directors of Dart unanimously adopted a resolution recognizing that Dart had been "confronted by significant developments relating to [its] ownership and management" and creating an Executive Committee (the "Executive Committee") of the Board of Directors with the power to "conduct the affairs of [Dart] with respect to matters that are the subject of dispute between [Herbert H. Haft] and [Ronald S. Haft]";

      WHEREAS, subsequent resolutions of Dart's Board of Directors authorized the Executive Committee to direct Dart's litigation of certain claims involving RMH, GGH and LGH;

      WHEREAS, an action captioned Robert M. Haft v. Dart Group Corporation, Civ. A. No. 95-82 (D. Del. filed Feb. 10, 1995) was filed by RMH to enforce certain stock options (the "Options Lawsuit") and Dart has filed a counterclaim in the Options Lawsuit action against RMH to cancel certain stock options held by RMH;

      WHEREAS, on November 23, 1993 RMH filed a shareholder derivative lawsuit captioned Robert M. Haft v. Ronald S. Haft, et al., Civ. A. No. 13268 (Del. Ch.) challenging the validity of an employment contract between Dart and Ronald
S. Haft ("RSH") and the grant to RSH of certain options to purchase shares of the Class B Common Stock of Dart (the "RMH Derivative Lawsuit") and, in January 1994 the Board of Directors of Dart created a Special Litigation Committee (the "Special Litigation Committee") to "have and exercise the full powers of the Board of Directors to review and determine whether or not the Corporation shall undertake to institute legal action for, or to maintain the prosecution of, the claims asserted" in, among other matters, the RMH Derivative Lawsuit;

      WHEREAS, in February 1995 Dart filed a lawsuit captioned Dart Group Corporation and Pennsy Warehouse Leasing Corporation v. Herbert H. Haft, et al., Civ. A. No. CAL 95-02302 (Cir. Ct. of Prince George's County) challenging the validity of leases between Dart and certain Haft family partnerships for three warehouses located in Landover, Maryland and seeking rescission of such leases and damages from RMH, GGH and other members of the Haft family for misrepresentations, misleading omissions and breaches of fiduciary duties (the "Pennsy Lawsuit");

      WHEREAS, on October 6, 1995 Dart and RSH entered into that certain Settlement Agreement pursuant to which Dart and RSH agreed to settle the lawsuit captioned Alan R. Kahn and The Tudor Trust v. Herbert Haft, Civ. A. No. 13154 (Del. Ch. filed Sept. 29, 1993) and the lawsuit captioned Ronald S. Haft
v. Dart Group Corporation, Civ. A. No. 13736 (Del. Ch.), and various other claims between RSH and Dart (the "RSH Settlement");

      WHEREAS, on October 18, 1995 RMH, GGH and LGH filed a lawsuit captioned Gloria Haft, et al. v. Larry Schafran, et al., Civ. A. No. 14620 (Del. Ch.), challenging the legal effect of the Voting Trust created through the RSH Settlement, contending that the RSH Settlement placed majority voting control of Dart in the hands of RMH, GGH and LGH and seeking a judicial declaration that directors selected by RMH, GGH and LGH are the properly empowered directors of Dart (the "Section 225 Lawsuit");

      WHEREAS, in November 1995 Herbert H. Haft ("HHH") filed a lawsuit captioned Herbert H. Haft v. Dart Group Corporation, et al., Civ. A. No. 14685 (Del. Ch.), seeking to overturn the transactions contemplated by the RSH Settlement (the "HHH Settlement Lawsuit");

      WHEREAS, on July 18, 1996, RMH filed a motion for attorneys' fees in the lawsuit captioned Robert M. Haft v. Dart Group Corporation, et al., Civ. A. No. 93-384 (Del. Ch.) seeking an order against Dart and Crown Books awarding him attorneys' fees and expenses (the "Attorneys' Fees Claim");

      WHEREAS, RMH claims that Dart and Crown Books have made false and defamatory statements about him and his performance while he was an officer and director of such companies and have engaged in other libelous and slanderous conduct and, as a result thereof, RMH claims that he has been injured in his profession, reputation and good standing in the community in which he lives, to his damage;

      WHEREAS, RMH and LGH claim that the transfer to Dart of interests in property held by the Seventy-Fifth Avenue Limited Partnership and the Trak Chicago Limited Partnership (in which partnerships RMH and LGH assert they have retained economic rights) contemplated by the RSH Settlement is forbidden by contracts entered into by RMH, LGH and RSH and would cause RMH and LGH to incur tax liabilities of approximately $4.4 million;

      WHEREAS, the parties to this Agreement desire that (1) all existing and potential claims between the Dart Companies and RMH, LGH, or GGH be settled and discharged, (2) all of the interests of RMH, LGH, and GGH in stock or stock options of the Dart Companies be purchased by Dart, and (3) the interests of RMH and LGH in certain real estate properties and partnerships be purchased by Dart;

      WHEREAS, the Executive Committee, the Special Litigation Committee and the Board of Directors of Dart have authorized and approved this Agreement as being in the best interests of Dart;

      WHEREAS, RMH, GGH and LGH believe that the value of their shares, partnership interests, options and other rights being transferred to the Dart Companies hereunder or being terminated pursuant hereto exceeds the payments from the Dart Companies to be made hereunder in consideration therefor;

      WHEREAS, Wasserstein Perella & Co., financial advisers to Dart, have provided to Dart a draft fairness opinion as to the transactions contemplated by this Agreement in the form that Wasserstein Perella & Co. indicated, on July 13, 1997, they were willing to deliver in connection with the transactions contemplated herein (the "Fairness Opinion");

      WHEREAS, in connection with the Section 225 Lawsuit and the HHH Settlement Lawsuit, the Delaware Court of Chancery entered an order (the "Standstill Order") on December 6, 1995 that requires Dart to refrain from taking or recognizing specified actions and that, in Section 8 of the Standstill Order, requires Dart to give not less than seven (7) days' notice of certain "extraordinary transactions" to the other parties to such lawsuits;

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, certain transferees of components of the RMH Interests, the GGH Interests and the LGH Interests are executing and delivering to Dart agreements under which they are to consummate certain transactions at the time of the Closing pursuant to this Agreement (collectively, the "Transfer Agreements");

      WHEREAS, the parties acknowledge that this Agreement, and the obligations of the Dart Companies to consummate the transactions contemplated hereby, are subject to compliance with Section 8 of the Standstill Order, the parties contemplate that the notice required by Section 8 of the Standstill Order will be made by Dart on or before the second (2nd) Business Day after the date of this Agreement set forth in the first sentence hereof, and, in order to implement such transactions, the parties intend to cooperate in complying with any requirements of the Standstill Order; and

      WHEREAS, the parties further acknowledge that this Agreement, and the transactions contemplated hereby, are subject to potential legal challenge, and the parties intend to cooperate in defending against any such legal challenge in order to assure the implementation and preservation of such transactions.

      NOW THEREFORE, for and in consideration of the premises and of the mutual promises and agreements herein contained, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                   ARTICLE 1.  DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this Agreement and the recitals, unless there is something in the subject context inconsistent therewith, the following terms shall have the following meanings:

"Affiliate" of any Person means any person or entity that directly or indirectly controls, is controlled by or is under common control with such Person;

"Agreement" shall have the meaning ascribed to such term in the preamble hereto;

"Attorneys' Fees Claim" shall have the meaning ascribed to such term in the recitals;

"Bankruptcy Proceedings" means the bankruptcy proceedings described in Section 2.2(b);

"Business Day" means any day that is not a Saturday, a Sunday or a United States federal holiday.

"business organization" means any corporation, limited liability company, partnership or other entity;

"Class A Assignments" means the Assignments of Class A Shares in the form of Exhibit A;

"Class A Common Stock" means the Class A Common Stock, $1.00 par value per share, of Dart;

"Class A Options" means, collectively, the RMH Class A Options, the GGH Class A Options and the LGH Class A Options;

"Class A Shares" means, collectively, the RMH Class A Shares, the GGH Class A Shares and the LGH Class A Shares;

"Class B Assignments" means the Assignments of Class B Shares in the form of Exhibit B;

"Class B Common Stock" means the Class B Common Stock, $1.00 par value per share, of Dart;

"Class B Shares" means, collectively, the RMH Class B Shares, the GGH Class B Shares and the LGH Class B Shares;

"Closing" means the closing of the transactions contemplated by the Settlement Documents to occur on the Closing Date;

"Closing Date" means, subject to the provisions set forth in Section 10.1, a date mutually agreeable to the parties hereto, but not later than 15 days following the date upon which all of the conditions precedent set forth in
Article 3 shall have been satisfied or waived;

"Costs" means any and all demands, claims, actions, suits, proceedings, losses, damages, judgments, liabilities, costs and expenses, including, without limitation, reasonable fees and expenses of legal counsel;

"Crown Books" means Crown Books Corporation, a Delaware corporation;

"Dart" means Dart Group Corporation, a Delaware corporation;

"Dart Acquisition Company" means any business organization that, at the time of such determination, is a party to a memorandum of understanding, letter of intent, agreement in principle or similar type of written understanding with any Dart Company, or any Subsidiary or Affiliate of any thereof, that contemplates the acquisition of control of any such business organization by any Dart Company or any such Subsidiary or Affiliate of any thereof, or a business combination involving any such business organization and any Dart Company or any such Subsidiary or Affiliate, and with respect to such proposed transaction a public announcement has been made and a copy thereof has been furnished to RMH, GGH or LGH; provided, however, that a business organization shall not be deemed a Dart Acquisition Company if (i) at the date of the first public announcement of such memorandum of understanding, letter of intent, agreement in principle or similar type of written understanding, any of RMH, GGH or LGH (alone or with other members of a group) were the beneficial owners of an aggregate of more than five percent (5%) of the outstanding voting securities of such business organization, or (ii) within six (6) months after such announcement, the transaction contemplated by such memorandum of understanding, letter of intent or agreement in principle or a similar type of written understanding has not become the subject of a definitive acquisition or similar agreement;

"Dart Companies" means, collectively, Dart, Crown Books, Trak Auto, Dart/SFW, SFW Holding and SFW;

"Dart Disclosure Exhibit" means the Dart Disclosure Exhibit attached to this Agreement;

"Dart Disclosure Letter" means the Dart Disclosure Letter delivered by the Dart Companies to RMH, GGH or LGH in connection with the execution and delivery of this Agreement;

"Dart Restricted Securities" means the securities of any Dart Company or of any Dart Acquisition Company;

"Dart/SFW" means Dart/SFW Corp., a Delaware corporation;

"Dart/SFW Rights" means any and all rights to purchase shares of Dart/SFW granted to or held by any of RMH and LGH, including, collectively, the RMH Dart/SFW Rights, the MAH Trust Dart/SFW Rights, the NGH Trust Dart/SFW Rights and the LGH Dart/SFW Rights;

"Environmental Claim" means any written notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials;

"Environmental Laws" means any and all applicable federal, state and local statutes, ordinances, orders, rules, regulations, plans, guidances, policies or decrees and the like relating to (a) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (b) the generation, use, storage, transportation, treatment or disposal of Hazardous Materials, or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as amended or supplemented;

"Environmental Liability" means any Environmental Claim and any other claim resulting from the failure to comply with Environmental Laws, which claim, in either case, arises from or relates to the property owned on the date hereof by Seventy-Fifth Avenue Associates Limited Partnership or Trak Chicago Limited Partnership;

"Escrow Fund" shall have the meaning set forth in Section 9.3;

"Exchange Act" means the Securities Exchange Act of 1934, as amended, including all regulations promulgated pursuant thereto;

"Executive Committee" shall have the meaning ascribed to such term in the recitals;

"Fairness Opinion" shall have the meaning ascribed to such term in the recitals;

"GGH" means Gloria G. Haft, an individual residing in the State of Florida on the date hereof;

"GGH Class A Options" shall have the meaning ascribed to such term in Section 2.1(c)(ii)(B);

"GGH Class A Shares" means the 7,072 shares of the Class A Common Stock that are referenced in Items 3 and 4 of Schedule 6.4(a) to the RGL Disclosure Letter;

"GGH Class B Shares" means the 54,484 shares of Class B Common Stock that are held of record by GGH;

"GGH Crown/Trak Options" shall have the meaning ascribed to such term in
Section 2.1(d)(ii)(B);

"GGH Interests" means, collectively, the GGH Class A Shares, the GGH Class B Shares, the GGH Class A Options and the GGH Crown/Trak Options;

"Governmental Authority" means any federal or other national, state, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, or any quasi- governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority;

"Governmental Requirement" means any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, authorization, action, consent, approval, grant, license, lease, permit, tariff, rate, certification, exemption, franchise, concession, filing or registration with, or other governmental restriction or any similar form of decision of, or determination by, any Governmental Authority, whether now or hereafter in effect and in each case as amended;

"Hazardous Materials" means (a) any chemical, material or substance at any time defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "infectious wastes," "infectious material," "bloodborne pathogen," "etiologic agent," "infectious substance," "toxic substance" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, carcinogenicity, infectious nature, radioactivity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Law or publications promulgated pursuant thereto, (b) any oil, petroleum, petroleum fraction or petroleum derived substance, (c) any flammable substances or explosives, (d) any radioactive wastes, substances or other materials, (e) asbestos in any form, (f) urea formaldehyde foam insulation, (g) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, (h) pesticides and (i) any other chemical, material or substance which is limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants, employees or any Persons;

"Heads of Agreement" means the Heads of Agreement as Between Herbert and Ronald Haft and Gloria, Robert and Linda Haft dated May 17, 1994;

"HHH" means Herbert H. Haft, an individual residing in the District of Columbia on the date hereof, and his heirs, legal representatives and assigns;

"HHH Settlement Agreement" means a definitive Settlement Agreement, if any, by and between Dart and HHH (together with all schedules and exhibits thereto) the principal terms of which are set forth on Exhibit C to this Agreement, pursuant to which HHH agrees, among other things, to relinquish his claims to control of Dart, dispose (or agree to dispose) of all or substantially all of his capital stock of Dart, disclaim any equity interest in SFW and SFW Holding, and resign any positions of employment and board representation with Dart, SFW and SFW Holding, and which provides that simultaneous making of the RSH/HHH Loan by Dart will be a condition to closing that cannot be waived;

"HHH Settlement Lawsuit" shall have the meaning ascribed to such term in the recitals;

"Indemnification Escrow Agent" means Alex Brown & Sons Incorporated, as escrow agent under the Indemnification Escrow Agreement;

"Indemnified Party" shall have the meaning ascribed to such term in Section 9.2(a);

"Indemnification Escrow Agreement" means that certain escrow agreement in the form of Exhibit D;

"Indemnifying Party" shall have the meaning ascribed to such term in Section 9.2(a);

"LGH" means Linda G. Haft, an individual residing in the State of Maryland on the date hereof;

"LGH Class A Options" shall have the meaning ascribed to such term in Section 2.1(c)(iii)(B);

"LGH Class A Shares" means the 33,501 shares of the Class A Common Stock that are referenced in Items 3 and 4 of Schedule 7.4(a) to the RGL Disclosure Letter;

"LGH Class B Shares" means the 25,246 shares of the Class B Common Stock that are held of record by LGH;

"LGH Dart/SFW Rights" means any and all rights or options to purchase the common stock of Dart/SFW that LGH may have, including options to purchase five
(5) shares of stock in Dart/SFW granted to HHH pursuant to a Stock Option Agreement dated as of August 30, 1989 and assigned by HHH to LGH pursuant to an Assignment Agreement dated as of January 11, 1990;

"LGH Interests" means, collectively, the LGH Class A Shares, the LGH Class B Shares, the LGH Class A Options and the LGH Dart/SFW Rights;

"Lien" means, with respect to any property, any encumbrance, security interest, mortgage, lien, pledge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction or third party rights of any kind with respect to any property or assets (tangible or intangible), including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership of such property or assets (whether tangible, intangible, real or personal);

"Liquidating Distribution" shall have the meaning ascribed to such term in
Section 9.1(c)(i);

"Liquidating Distribution Notice" shall have the meaning ascribed to such term in Section 9.1(c)(iii);

"Liquidation Date" shall have the meaning ascribed to such term in Section 9.1(c)(i);

"MAH Trust" means the Michael Alexander Haft Trust established under the Deed of Trust dated December 21, 1989;

"MAH Trust Dart/SFW Rights" means any and all rights or options to purchase the shares of common stock of Dart/SFW that the MAH Trust may have, including its options to purchase three (3) shares of stock in Dart/SFW granted to RMH pursuant to the RMH Stock Option Agreement and assigned by RMH to the MAH Trust pursuant to the RMH Assignment Agreement;

"Material Adverse Effect" means a material adverse effect upon the ability of the Person in question to perform their respective obligations hereunder and under any of the other Settlement Documents or, if applicable, under the Transfer Agreements;

"Mutual Releases" means the mutual releases in the forms of Exhibits E(1), E(2) and E(3);

"New Escrow Fund" shall have the meaning ascribed to such term in Section 9.1(c)(i);

"NGH Trust" means the Nicholas Gabriel Haft Trust established under the Deed of Trust dated December 21, 1989;

"NGH Trust Dart/SFW Rights" means any and all rights or options to purchase the shares of common stock of Dart/SFW that the NGH Trust may have, including its options to purchase three (3) shares of stock in Dart/SFW granted to RMH pursuant to the RMH Stock Option Agreement and assigned by RMH to the NGH Trust pursuant to the RMH Assignment Agreement;

"Options Lawsuit" shall have the meaning ascribed to such term in the recitals;

"Other Dart Company Rights" means any and all rights or options to purchase the securities or other interests in and to any of the Dart Companies (other than those rights or options otherwise expressly addressed herein);

"Participant" shall have the meaning ascribed to such term in Regulation 14A under the Exchange Act;

"Pennsy Lawsuit" shall have the meaning ascribed to such term in the recitals;

"Person" means any individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or Governmental Authority;

"Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water or groundwater;

"Release Lawsuit" means the action filed by RMH captioned Robert M. Haft v. Dart Group Corporation, Civ. A. No. 95-CA-4644 (D.C. Super. Ct., filed June 12,
1995);

"Requested Consentors" shall have the meaning ascribed to such term in Section 11.1(a)(iii);

"Retained Amount" shall have the meaning ascribed to such term in Section 2.1(c)(i)(A);

"RGL Disclosure Exhibit" means the RGL Disclosure Exhibit attached to this Agreement;

"RGL Disclosure Letter" means the Disclosure Letter delivered by RGL to the Dart Companies in connection with the execution and delivery of this Agreement;

"RGL Indemnitees" shall, for purposes of Article 9, have the meaning ascribed to such term in Section 9.1(a); "

"RGL Interests" means, collectively, the RMH Interests, the GGH Interests and the LGH Interests;

"RMH" means Robert M. Haft, an individual residing in the District of Columbia on the date hereof;

"RMH 1987 Rights" means any and all rights or options to purchase the securities or other interests in and to any of the Dart Companies granted to RMH pursuant to the Dart Board of Directors resolution of September 10, 1987;

"RMH Assignment Agreement" means that certain Assignment Agreement, dated as of January 11, 1990, pursuant to which RMH assigned to the RMH Children Trusts certain of the Dart/SFW Rights;

"RMH Children Trusts" means, collectively, the MAH Trust and the NGH Trust;

"RMH Class A Options" shall have the meaning ascribed to such term in Section 2.1(c)(i)(B);

"RMH Class A Shares" means the 36,671 shares of the Class A Common Stock that are referenced in Items 3-9 of Schedule 5.5(a) to the RGL Disclosure Letter;

"RMH Class B Shares" means the 25,246 shares of the Class B Common Stock that are held of record by RMH;

"RMH Crown/Trak Options" shall have the meaning ascribed to such term in Section 2.1(d)(i)(B);

"RMH Dart/SFW Rights" means any and all rights or options to purchase the common stock of Dart/SFW that RMH and his transferees may have, including: (i) all rights granted to RMH pursuant to the Dart Board of Directors resolution of September 10, 1987; and (ii) ten (10) options to purchase shares of stock in Dart/SFW granted pursuant to the RMH Stock Option Agreement, as referenced in Items 6-9 of Schedule 5.5(b) to the RGL Disclosure Letter;

"RMH Derivative Lawsuit" shall have the meaning ascribed to such term in the recitals;

"RMH Interests" means the RMH Class A Shares, the RMH Class B Shares, the RMH Class A Options, the RMH Crown/Trak Options, the RMH Dart/SFW Rights, the RMH Total Beverage Rights and the RMH 1987 Rights;

"RMH Stock Option Agreement" means that certain Stock Option Agreement, dated as of August 30, 1989, by and between Dart/SFW and RMH;

"RMH Total Beverage Rights" means the right of RMH to purchase 10% (on a pro-forma, after-purchase basis) of the outstanding shares of Total Beverage GB, Inc., for a purchase price of $149,500, in accordance with the order of the U.S. District Court dated March 23, 1995 in Delaware;

"RSH" means Ronald S. Haft, an individual residing in the State of Florida on the date hereof, and his heirs, legal representatives and assigns;

"RSH Settlement" shall have the meaning ascribed to such term in the recitals;

"RSH Settlement Agreement" means that certain Settlement Agreement dated October 6, 1995 by and between Dart and RSH, together with all schedules and exhibits thereto and all documents, agreements and instruments executed and delivered in connection therewith at the closing thereunder, as amended by the RSH First Supplemental Agreement and, if executed and not terminated, the RSH Second Supplemental Agreement;

"RSH First Supplemental Agreement" means that certain First Supplemental Settlement Agreement that Dart is entering into with RSH contemporaneously herewith, or which Dart expects to enter into with RSH shortly after the date hereof, in connection with the transactions contemplated by this Agreement;

"RSH Second Supplemental Agreement" means that certain Second Supplemental Settlement Agreement, if any, entered into between Dart and RSH contemporaneously with, and in connection with the transactions contemplated by, the HHH Settlement Agreement;

"RSH/HHH Loan" means a $10,000,000 loan that may be made by Dart in connection with the RSH Second Supplemental Agreement and the HHH Settlement Agreement and secured in part by interests in the partnerships owning the properties comprising Rolling Valley Mall and Maryland City Plaza, all pursuant to a loan agreement in substantially the form attached hereto as Exhibit F;

"Settlement Documents" means, collectively, this Agreement, the Exhibits hereto, the RGL Disclosure Letter, the Dart Disclosure Letter, the Class A Assignments, the Class B Assignments, the Indemnification Escrow Agreement, the Mutual Releases, the Transfer Agreements, the Termination of Class A Options, the Termination of Crown/Trak Stock Options, the Termination of Dart/SFW Rights Agreement and the Termination of RMH 1987 Rights and Termination of Total Beverage Rights Agreement;

"Section 225 Lawsuit" shall have the meaning ascribed to such term in the recitals;

"SFW" means Shoppers Food Warehouse Corp., a Delaware corporation;

"SFW Holding" means SFW Holding Corp., a Delaware corporation;

"SFW Escrow" shall have the meaning ascribed to such term in Section 3.1(d);

"Solicitation" shall have the meaning ascribed to such term in Regulation 14A under the Exchange Act;

"Special Litigation Committee" shall have the meaning ascribed to such term in the recitals;

"Standstill Order" shall have the meaning ascribed to such term in the recitals;

"Subsidiary" of a company or corporation shall be construed as a reference to any company or corporation: (a) that is controlled, directly or indirectly, by the first-mentioned company or corporation; (b) more than half of the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or (c) that is a Subsidiary of another Subsidiary of the first-mentioned company or corporation; and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

"Termination of Class A Options" means the instruments of termination of the Class A Options in the form of Exhibit G;

"Termination of Crown/Trak Stock Options" means the instruments of termination of the GGH Crown/Trak Options and the RMH Crown/Trak Options in the form of Exhibit H;

"Termination of Dart/SFW Rights Agreement" means the instruments of termination of Dart/SFW Rights in the form of Exhibit I;

"Termination of RMH 1987 Rights and Termination of Total Beverage Rights Agreement" means the instruments of termination of the RMH 1987 Rights and the RMH Total Beverage Rights in the form of Exhibit J;

"Trak Auto" means Trak Auto Corporation, a Delaware corporation;

"Transfer Agreements" shall have the meaning ascribed to such term in the recitals;

"Voting Trustee" means the current voting trustee appointed under that certain Voting Trust Agreement dated October 6, 1995 by and among RSH, Dart, Larry G. Schafran and Sidney B. Silverman, as initial voting trustees.

"WP&Co." means Wasserstein Perella & Co., Inc.

1.2   INTERPRETATION

      In this Agreement, unless the context otherwise requires or specifies:

      (a)   the singular includes the plural and vice versa;

      (b)   all references to times of the day are to Washington, D.C. time;

      (c) references herein to a "Section," "Article," "Exhibit" or a "recital" are references to a section hereof, an article hereof, an Exhibit hereto or a recital hereto;

      (d) the headings in this Agreement, and Exhibits, are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement;

      (e) any reference to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

      (f) any reference to a statute or treaty shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

      (g) any reference herein to "including" shall be construed as a reference to "including but not limited to" unless the context otherwise requires.

                             ARTICLE 2.  SETTLEMENT

2.1   SETTLEMENT TRANSACTIONS

      The parties hereto agree that they shall implement the settlement contemplated by this Agreement by entering into the documents and performing the transactions set forth below at the times, in accordance with the procedures and subject to the conditions set forth in this Agreement and the other Settlement Documents.

      (a) CLASS B SHARES. On the Closing Date, RMH, GGH and LGH shall deliver, or shall cause to be delivered, to Dart share certificates evidencing all of the Class B Shares, and shall execute in blank and deliver, or shall cause to be executed in blank and delivered, to Dart such Class B Assignments as are necessary to sell, assign and transfer to Dart all of the Class B Shares free and clear of all Liens (except as set forth in Schedule 2.1A to the RGL Disclosure Exhibit or the RGL Disclosure Letter), and in exchange therefor, Dart shall pay to RMH, GGH and LGH and/or their respective designees (as set forth in Schedule 2.1B to the RGL Disclosure Letter) (based on a purchase price of $140.00 per share) an aggregate amount in cash of $14,696,640, as follows:

            (i) On the Closing Date, RMH shall deliver, or shall cause to be delivered, to Dart share certificates evidencing the RMH Class B Shares, and shall execute in blank and deliver, or shall cause to be executed in blank and delivered, to Dart the Class B Assignments for the RMH Class B Shares, in exchange for cash payment(s) by Dart to RMH and/or his designee (as set forth in Schedule 2.1B to the RGL Disclosure Letter), in the total amount of $3,534,440.

            (ii) On the Closing Date, GGH shall deliver, or shall cause to be delivered, to Dart share certificates evidencing the GGH Class B Shares, and shall execute in blank and deliver, or shall cause to be executed in blank and delivered, to Dart the Class B Assignments for the GGH Class B Shares, in exchange for cash payment(s) by Dart to GGH and/or her designee (as set forth in Schedule 2.1B to the RGL Disclosure Letter), in the total amount of $7,627,760.

            (iii) On the Closing Date, LGH shall deliver, or shall cause to be delivered, to Dart share certificates evidencing the LGH Class B Shares, and shall execute in blank and deliver, or shall cause to be executed in blank and delivered, to Dart the Class B Assignments for the LGH Class B Shares, in exchange for cash payment(s) by Dart to LGH and/or her designee (as set forth in Schedule 2.1B to the RGL Disclosure Letter), in the total amount of $3,534,440.

      (b)   CLASS A SHARES.

            (i) CLASS A SHARES (OTHER THAN THOSE OWNED BY THE ROBERT AND MARY HAFT FOUNDATION). On the Closing Date, each of RMH, GGH and LGH shall deliver, or shall cause to be delivered, to Dart the share certificates evidencing the Class A Shares, and RMH, GGH and LGH shall execute in blank and deliver, or shall cause to be executed in blank and delivered, to Dart the Class A Assignments necessary to sell, assign and transfer to Dart all of the Class A Shares free and clear of all Liens (except as set forth in Schedule 2.1A to the RGL Disclosure Exhibit or the RGL Disclosure Letter), and in exchange therefor, Dart shall pay to RMH, GGH, LGH and the RMH Children Trusts and/or their respective designees (as set forth in Schedule 2.1B to the RGL Disclosure Letter) (based on a purchase price of $87.50 per share) an aggregate amount in cash of $5,446,350 as follows:

                  (A) On the Closing Date, RMH shall deliver, or cause to be delivered, to Dart share certificates evidencing all of the RMH Class A Shares, other than those RMH Class A Shares held of record by either The Robert and Mary Haft Foundation or RMH Children Trusts, and shall execute in blank and deliver, or shall cause to be executed in blank and delivered, to Dart the Class A Assignments for the RMH Class A Shares, other than those RMH Class A Shares held of record by either The Robert and Mary Haft Foundation or RMH Children Trusts, in exchange for cash payment(s) by Dart to RMH and/or his designee (as set forth in Schedule 2.1B to the RGL Disclosure Letter), in the total amount of $1,862,262.50

                  (B) On the Closing Date, GGH shall deliver, or cause to be delivered, to Dart share certificates evidencing all of the GGH Class A Shares, and shall execute in blank and deliver, or shall cause to be executed in blank and delivered, to Dart the Class A Assignments for the GGH Class A Shares, in exchange for cash payment(s) by Dart to GGH and/or her designee (as set forth in
            Schedule 2.1B to the RGL Disclosure Letter), in the total amount of $618,800

                  (C) On the Closing Date, LGH shall deliver, or cause to be delivered, to Dart share certificates evidencing all of the LGH Class A Shares, and shall execute in blank and deliver, or shall cause to be executed in blank and delivered, to Dart the Class A Assignments for the LGH Class A Shares, in exchange for cash payment(s) by Dart to LGH and/or her designee (as set forth in Schedule 2.1B to the RGL Disclosure Letter), in the total amount of $2,931,337.50.

                  (D) On the Closing Date, RMH shall cause to be delivered to Dart share certificates evidencing all of the 194 Class A Shares held of record by the MAH Trust, and RMH shall cause to be executed in blank and delivered to Dart the Class A Assignments necessary to sell, assign and transfer to Dart such 194 Class A Shares, and in exchange therefor, Dart shall pay to the MAH Trust (based on a purchase price of $87.50 per share) an amount in cash of $16,975.

                  (E) On the Closing Date, RMH shall cause to be delivered to Dart share certificates evidencing all of the 194 Class A Shares held of record by the NGH Trust, and RMH shall cause to be executed and delivered to Dart the Class A Assignments necessary to sell, assign and transfer to Dart such 194 Class A Shares, and in exchange therefor, Dart shall pay to the NGH Trust (based on a purchase price of $87.50 per share) an amount in cash of $16,975.

            (ii) CLASS A SHARES OWNED BY THE ROBERT AND MARY HAFT FOUNDATION. On the Closing Date, RMH shall cause to be delivered to Dart share certificates evidencing all of the 15,000 Class A Shares held of record by The Robert and Mary Haft Foundation, and RMH shall cause The Robert and Mary Haft Foundation to execute in blank and deliver to Dart the Class A Assignments necessary to sell, assign and transfer to Dart such 15,000 Class A Shares free and clear of all Liens (except as set forth in Schedule 2.1A to the RGL Disclosure Exhibit or the RGL Disclosure Letter), and in exchange therefor, Dart shall pay to The Robert and Mary Haft Foundation (based on a purchase price of $87.50 per share) an amount in cash of $1,312,500.

      (c) CLASS A OPTIONS. On the Closing Date, each of RMH, GGH and LGH shall execute and deliver to Dart the Termination of Class A Options, pursuant to which each of RMH, GGH and LGH shall terminate any and all options to purchase shares of Class A Common Stock that were granted to any of RMH, GGH or LGH, in exchange for payments by Dart of an aggregate amount in cash of $9,286,560, as follows:

            (i)   On the Closing Date, RMH shall terminate:

                  (A) any and all options to purchase Class A Common Stock granted to RMH under the Dart Group Corporation 1987 Executive Non-Qualified Stock Option Plan and under the Dart Drug Corporation 1983 Executive Non-Qualified Stock Option Plan, in exchange for a cash payment by Dart to RMH in the amount of $8,400,001; provided, however, that Dart shall retain $45,000 of the cash payable by Dart to RMH pursuant to this Section (the "Retained Amount") to be applied as set forth below. If Dart and HHH shall have consummated the closing pursuant to the HHH Settlement Agreement on or before November 30, 1997 (unless Dart shall have obtained a final court order approving the HHH Settlement Agreement on or before November 30, 1997, in which case the date for consummation of the closing pursuant to the HHH Settlement Agreement shall be the later of November 30, 1997 or ninety

      (90) days after the date of such order), then the purchase price payable by Dart to RMH under this Section shall be reduced by $45,000 and Dart shall keep the Retained Amount as partial consideration for Dart's sale of certain personal property to HHH in connection with the HHH Settlement Agreement. If the closing of the transactions contemplated in the HHH Settlement Agreement have not occurred on or before the date specified in the immediately preceding sentence, then on such date Dart shall pay the Retained Amount to RMH, without interest. RMH shall thereafter be obligated to pay Dart an amount equal to $45,000 upon the closing of the transactions contemplated in the HHH Settlement Agreement as partial consideration for Dart's sale of certain personal property to HHH in connection with the HHH Settlement Agreement; and

            (B) any and all other rights or options to purchase Class A Common Stock granted to RMH under any and all other agreements, in exchange for a cash payment by Dart to RMH in the amount of $603,897 (collectively, the rights and options referred to in these subsections (A) and (B) are hereinafter referred to as the "RMH Class A Options").

      (ii)  On the Closing Date, GGH shall terminate:

            (A) any and all options to purchase shares of Class A Common Stock granted to GGH under the Dart Drug Corporation 1983 Executive Non-Qualified Stock Option Plan, in exchange for a cash payment by Dart to GGH in the amount of $90,000; and

            (B) any and all other rights or options to purchase Class A Common Stock granted to GGH under any and all other agreements, in exchange for a cash payment by Dart to GGH in the amount of $72,467 (collectively, the rights and options referred to in these subsections (A) and (B) are hereinafter referred to as the "GGH Class A Options").

      (iii) On the Closing Date, LGH shall terminate:

            (A) any and all options to purchase Class A Common Stock granted to LGH under the Dart Drug Corporation 1983 Executive Non-Qualified Stock Option Plan, in exchange for a cash payment by Dart to LGH in the amount of $90,000; and

            (B) any and all other rights or options to purchase Class A Common Stock granted to LGH under any and all other agreements, in exchange for a cash payment by Dart to LGH in the amount of $30,195 (collectively, the rights and options referred to in these subsections (A) and (B) are hereinafter referred to as the "LGH Class A Options").

      (d) DART/SFW RIGHTS/CROWN/TRAK OPTIONS. On the Closing Date, (1) each of RMH and GGH shall execute and deliver to Dart the Termination of Crown/Trak Stock Options, pursuant to which each of RMH and GGH shall terminate any and all rights to purchase shares of the capital stock of Trak Auto and Crown Books that were granted to any of RMH or GGH, in exchange for payments by Dart of an aggregate amount in cash of $250,000 and (2) LGH and RMH, in his individual capacity and as trustee for each of the RMH Children Trusts, shall execute and deliver to Dart and Dart/SFW, and RMH shall cause each of the RMH Children Trusts to execute and deliver to Dart and Dart/SFW, the Termination of Dart/SFW Rights Agreement, pursuant to which RMH, the RMH Children Trusts and LGH shall terminate the Dart/SFW Rights, including the rights to purchase 15 shares of Dart/SFW, in exchange for payments by Dart of an aggregate amount in cash of $9,700,000, as follows:

            (i)   On the Closing Date, RMH shall terminate:

                  (A) any and all rights or options to purchase shares of common stock of Crown Books granted to RMH, including options to purchase 80,000 shares of common stock of Crown Books, in exchange for a cash payment by Dart to RMH in the amount of $40,000; and

                  (B) any and all rights or options to purchase shares of common stock of Dart granted to RMH, including options to purchase 40,000 shares of common stock of Trak Auto, in exchange for a cash payment by Trak Auto to RMH in the amount of $178,260.90 (collectively, the rights or options referred to in these subsections (A) and (B) are hereinafter referred to as the "RMH Crown/Trak Options").

            (ii)  On the Closing Date, GGH shall terminate:

                  (A) any and all rights or options to purchase shares of common stock of Crown Books granted to GGH, including options to purchase 10,000 shares of common stock of Crown Books, in exchange for a cash payment by Dart to GGH in the amount of $5,000; and

                  (B) any and all rights or options to purchase shares of common stock of Trak Auto granted to GGH, including options to purchase 6,000 shares of common stock of Trak Auto, in exchange for a cash payment by Dart to GGH in the amount of $26,739.10 (collectively, the rights or options referred to in these subsections (A) and (B) are hereinafter referred to as the "GGH Crown/Trak Options").

            (iii) On the Closing Date, in exchange for cash payment(s) by Dart to RMH in the total amount of $646,666.67, RMH shall execute and deliver, or cause to be executed and delivered to Dart and Dart/SFW, the Termination of Dart/SFW Rights Agreement.

            (iv) On the Closing Date, RMH shall cause to be executed and delivered to Dart and Dart/SFW the Termination of Dart/SFW Rights Agreement to terminate the RMH Dart/SFW Rights referenced in Item 9 of
      Schedule 5.5(b) to the RGL Disclosure Letter, in exchange for a cash payment by Dart to RMH's designee (as set forth in Schedule 2.1B to the RGL Disclosure Letter) in the amount of $1,940,000.

            (v) On the Closing Date, RMH, as trustee for the MAH Trust, shall execute and deliver, or shall cause to be executed and delivered, to Dart and Dart/SFW the Termination of Dart/SFW Rights Agreement to terminate the MAH Trust Dart/SFW Rights, in exchange for a cash payment by Dart to the MAH Trust in the amount of $1,940,000.

            (vi) On the Closing Date, RMH, as trustee for the NGH Trust, shall execute and deliver, or shall cause to be executed and delivered, to Dart and Dart/SFW the Termination of Dart/SFW Rights Agreement to terminate the NGH Trust Dart/SFW Rights, in exchange for a cash payment by Dart to the NGH Trust in the amount of $1,940,000.

            (vii) On the Closing Date, LGH shall execute and deliver, or shall cause to be executed and delivered, to Dart and Dart/SFW the Termination of Dart/SFW Rights Agreement to terminate the LGH Dart/SFW Rights, in exchange for a cash payment by Dart to LGH's designee (as set forth in Schedule 2.1B to the RGL Disclosure Letter) in the amount of $3,233,333.33.

      (e) RMH 1987 RIGHTS AND TOTAL BEVERAGE RIGHTS. As additional consideration for the Dart Company obligations under this Agreement, RMH shall terminate all of the RMH 1987 Rights and all of the RMH Total Beverage Rights. Accordingly, on the Closing Date, RMH shall execute and deliver to Dart the Termination of RMH 1987 Rights and Termination of Total Beverage Rights Agreement

      (f) MUTUAL RELEASES. On the Closing Date, each Dart Company and each of RMH, GGH and LGH shall execute and deliver to the other parties hereto the Mutual Releases.

      (g) REIMBURSEMENT OF CERTAIN RMH EXPENSES. On the Closing Date, Dart shall pay cash to RMH, in the amount of $18,552.26 as payment in full for all legal expenses incurred as of the date hereof in his capacity as an officer, director, employee or agent of any of the Dart Companies.

      (h) ARTWORK. On the Closing Date, Dart shall return to RMH (or purchase from RMH for $35,244) the following artwork: (i) one (1) Yankel Ginzburg acrylic on canvas titled "Julian Commission" (was hanging in the Crown Conference Room in June, 1993); (ii) one (1) Yankel Ginzburg acrylic on canvas titled "Composition" (was hanging in Robert Haft's office in June, 1993); and
(iii) nine (9) black and white Portrait Engravings, English, circa 1730 (were hanging in the Board Room, the Dart Conference Room, and Linda Haft's office in June, 1993).

2.2   COURT PROCEEDINGS

      To implement the transactions contemplated by Section 2.1, the parties hereto shall make the following filings at the times and subject to the conditions set forth below:

      (a)   LAWSUITS.

            (i) The parties shall cooperate in preparing and filing pleadings necessary to obtain the dismissal of all outstanding litigation between them by the Closing Date and to suspend or stay all outstanding litigation between them during the period prior to the Closing Date.

            (ii) Within 21 days of the date of execution of this Agreement, to satisfy the conditions precedent stated in Sections 3.1(g), 3.1(h), 3.2(o) and 3.2(p), the necessary parties shall make appropriate filings to obtain orders requiring the dismissal upon the closing of this Agreement (A) of the Section 225 Lawsuit; (B) of the RMH Derivative Lawsuit; (C) of the Options Lawsuit; (D) of the Release Lawsuit; (E) of RMH and GGH as defendants in the Pennsy Lawsuit; and (F) of the Attorneys' Fees Claim.

      (b) BANKRUPTCY PROCEEDINGS. On the Closing Date, RMH and LGH shall file appropriate papers with the U.S. Bankruptcy Court for the District of Maryland, Southern Division to:

            (i) (A) Advise the court of the satisfaction, solely as between Dart and the "Other Family Members," of the condition precedent to effectiveness set forth in section 13.01(f) of the Plan of Reorganization confirmed by order entered on or about July 14, 1997 in the bankruptcy case captioned In re: Seventy-Fifth Avenue Limited Partnership (No. 95-1-3 103-DK) and (B) withdraw the Disclosure Statement and Plan of Reorganization filed by RMH and LGH with respect to such proceeding; and

            (ii) (A) Advise the court of the satisfaction, solely as between Dart and the "Other Family Members," of the condition precedent to effectiveness set forth in section 13.01(d) of the Plan of Reorganization confirmed by order entered on or about July 14, 1997 in the bankruptcy case captioned In re: Trak Chicago Limited Partnership I (No. 95-1-3099-DK) and (B) withdraw the Disclosure Statement and Plan of Reorganization filed by RMH and LGH with respect to such proceeding.

      (c) EXECUTION OF DOCUMENTS. The parties hereto agree to execute and deliver such further documents, agreements and instruments as are necessary to make the filings specified in this Section 2.2.

2.3   CLOSING; PAYMENTS

      (a) METHOD OF PAYMENT. Except as otherwise provided herein, all payments to be made on the Closing Date (or thereafter pursuant to any Settlement Document) shall be made by certified check, bank check or wire transfer of immediately available funds pursuant to written instructions from the party entitled to receive the payment.

      (b) CLOSING DATE. The Closing shall take place on the Closing Date at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, McLean, Virginia 22102, or such other location upon which the parties hereto shall agree.

      (c) WITHHOLDINGS. Notwithstanding any other provision of this Agreement, the payments to be made pursuant to this Agreement shall be subject to reduction for any Federal, District of Columbia, state or local tax withholding that is required by law or applicable regulation, as set forth in
Schedule 2.3 to the Dart Disclosure Letter with respect to the payments to be made at Closing pursuant to Section 2.1.

                        ARTICLE 3.  CONDITIONS PRECEDENT

3.1   CONDITIONS TO OBLIGATIONS OF THE DART COMPANIES

      The obligations of the Dart Companies to make the deliveries and perform the transactions contemplated at the Closing shall be subject to the delivery to Dart's Secretary of written consents executed by each of RMH, GGH and LGH, in form satisfactory to Dart, removing John L. Mason, Ellen V. Sigal and Michael Ryan as putative directors of Dart. In addition, the obligations of the Dart Companies to make the deliveries and perform the transactions contemplated at the Closing shall be subject to satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by the Dart Companies; provided, however, that, subject to Section
10.14 of this Agreement, all conditions in this Section 3.1 shall be deemed to be fully satisfied or waived by the Dart Companies upon the Dart Companies' performance of their obligations under Section 2.1 and the Dart Companies' execution and delivery of the Settlement Documents on the Closing Date:

      (a) EXECUTION. Each of RMH, GGH and LGH, and RMH in his capacity as trustee of the RMH Children Trusts, as applicable, shall have duly executed and delivered this Agreement and each of the other Settlement Documents.

      (b)   REPRESENTATIONS AND WARRANTIES.

            (i) All of the representations and warranties of RMH, GGH and LGH contained in this Agreement and any of the other Settlement Documents shall be true, correct and complete on the date hereof and shall be true, correct and complete in all respects on the Closing Date with the same effect as if made on the Closing Date, and each of RMH, GGH and LGH shall have executed and delivered to the Dart Companies at Closing a certificate to that effect.

            (ii) All of the representations and warranties contained in the Transfer Agreements shall be true, correct and complete on the date hereof and shall be true, correct and complete in all respects on the Closing Date with the same effect as if made on the Closing Date, and each of the parties to the Transfer Agreements shall have executed and delivered to the Dart Companies at Closing a certificate to that effect regarding their respective representations and warranties.

      (c) NO LEGAL BAR. None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any Governmental Authority of competent jurisdiction from consummating the transactions contemplated by this Agreement.

      (d) FINANCING. Dart shall have obtained at least $50,000,000 from the restricted account established under that certain Pledge Agreement, dated as of June 26, 1997, by and among SFW and Norwest Bank Minnesota, National Association, as Trustee (the "SFW Escrow").

      (e) PLANS OF REORGANIZATION CLOSINGS. The plans of reorganization confirmed by order entered on or about July 14, 1997 in the Bankruptcy Proceedings shall have become effective and all of the transactions contemplated thereby shall have been consummated.

      (f) HHH CONSENT. If, at the time of the Closing, Dart shall have entered into an HHH Settlement Agreement and such HHH Settlement Agreement shall not have terminated, then HHH shall have consented to the transactions contemplated by this Agreement, which consent may be evidenced in the HHH Settlement Agreement or by a separate written consent executed by HHH, but which in any event, must be similar in substance to the consent set forth in Exhibit K.

      (g) DISMISSALS OF CERTAIN LITIGATION. An order of the Court shall have been entered dismissing with prejudice or, if the parties agree that the action may be dismissed by stipulation, stipulations shall have been filed that are executed by all parties to each litigation dismissing with prejudice (i) the
Section 225 Lawsuit; (ii) the Options Lawsuit; (iii) the Release Lawsuit; (iv) the claims between the parties in the Pennsy Lawsuit; (v) the individual claims stated in the RMH Derivative Lawsuit; and (vi) the Attorneys' Fees Claim.

      (h) DISMISSAL OF DERIVATIVE CLAIMS. An order of the Delaware Court of Chancery shall have been entered dismissing the derivative claims in the RMH Derivative Lawsuit, with or without prejudice.

      (i) PERFORMANCE OF OTHER AGREEMENTS. All of the actions specified in the Transfer Agreements to be taken at the time of the Closing shall have occurred.

      (j) TERMINATION OF CERTAIN INTRA-FAMILY ARRANGEMENTS. RMH, GGH, LGH, the RMH Children Trusts and any party to any of the Transfer Agreements shall have executed and delivered such documents as Dart may reasonably request to terminate any proxy and other arrangements among them relating to any of the RGL Interests.

3.2   CONDITIONS TO OBLIGATIONS OF RMH, GGH AND LGH

      The obligations of RMH, GGH and LGH to make the deliveries and perform the transactions contemplated at the Closing shall be subject to satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by RMH, GGH and LGH; provided, however, that, subject to Section 10.14 of this Agreement, all conditions in this Section 3.2 shall be deemed to be fully satisfied or waived by RMH, GGH and LGH upon RMH's, GGH's and LGH's performance of their respective obligations under Section 2.1 and RMH's, GGH's and LGH's execution and delivery of the Settlement Documents on the Closing Date:

      (a) EXECUTION. Each of the Dart Companies, as applicable, shall have duly executed and delivered this Agreement and each of the other Settlement Documents.

      (b) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Dart Companies contained in this Agreement and any of the other Settlement Documents shall be true, correct and complete on the date hereof and shall be true, correct and complete in all respects on the Closing Date with the same effect as if made on the Closing Date, and each of the Dart Companies shall have executed and delivered to RMH, GGH and LGH at Closing a certificate to that effect.

      (c) NO LEGAL BAR. None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any Governmental Authority of competent jurisdiction from consummating the transactions contemplated by this Agreement.

      (d) GOVERNING DOCUMENTS. Each of the Dart Companies shall have delivered to each of RMH, GGH and LGH a copy of its certificate of incorporation, certified as of a recent date by the Secretary of State of the State of Delaware, and its bylaws, certified as of the Closing Date by its corporate secretary, together with good standing certificates for such Dart Company from the Secretary of State of the States of Delaware and Maryland, each dated as of a recent date.

      (e) AUTHORIZING RESOLUTIONS. Each of the Dart Companies shall have delivered to each of RMH, GGH and LGH (i) a copy of resolutions or unanimous written consents of the Board of Directors of such Dart Company authorizing and approving the execution, delivery and performance of this Agreement and any of the other Settlement Documents to which such Dart Company is a party, certified as being true, correct and in full force and effect as of the Closing Date by its corporate secretary, and (ii) a copy of consent of the Voting Trustee authorizing and approving the execution, delivery and performance of this Agreement and any of the other Settlement Documents, certified as being true, correct and in full force and effect as of the Closing Date by a notary public.

      (f) INCUMBENCY CERTIFICATES. Each of the Dart Companies shall have delivered to each of RMH, GGH and LGH a signature and incumbency certificate of the officers of such Dart Company.

      (g) TAX REPORTING. Dart, Crown Books and Trak Auto shall have delivered to each of RMH, GGH and LGH a schedule of projected tax reporting of payments to RMH, GGH and LGH on the Closing Date including, without limitation, completed proposed IRS Forms W-2 and 1099, each in the same form as Dart provided to RMH, GGH and LGH upon Dart's execution and delivery of this Agreement. Combined Properties, Inc., shall have delivered to each of RMH and LGH completed proposed IRS Forms K-1 for each of Seventy-Fifth Avenue Limited Partnership and Trak Chicago Limited Partnership I reflecting the transactions contemplated by the Plans of Reorganization; provided, that if Combined Properties, Inc. shall have delivered to RMH and LGH proposed forms of such IRS Forms K-1 within the timeframe for such delivery specified in Section 8.2(h) hereof and RMH and LGH shall not have provided written notice to Dart that they object to such proposed forms within the timeframe for such objection specified in Section 8.2(h) hereof, then the completed proposed IRS Forms K-1 delivered to each of RMH and LGH at or prior to the Closing shall be in the same form as Combined Properties, Inc. shall have delivered to RMH and LGH within the timeframe specified in Section 8.2(h); and provided further, that if Combined Properties, Inc. shall not have delivered to RMH and LGH proposed forms of such IRS Forms K-1 within the timeframe specified for such delivery in Section 8.2(h) hereof, or RMH and LGH shall have provided written notice to Dart that they object to such proposed forms within the timeframe for such objection specified in Section 8.2(h) hereof, then the completed proposed IRS Forms K-1 delivered to each of RMH and LGH at or prior to the Closing shall be in a form satisfactory to RMH and LGH.

      (h) FAIRNESS OPINION. On or before Dart's execution and delivery of this Agreement, RMH, GGH and LGH shall have received a copy of the draft Fairness Opinion provided to Dart by WP&Co., certified by an officer of Dart that such copy is a true copy of the Fairness Opinion as of the date hereof.
On the Closing Date, RMH, GGH and LGH shall have received a copy of the final Fairness Opinion provided to Dart by WP&Co. (together with a copy of the written materials presented by WP&Co. to Dart's Board of Directors in support of the Fairness Opinion) certified by an officer of Dart that such copy is a true copy of the final Fairness Opinion as of the Closing Date (it being understood that the final Fairness Opinion will be issued on or prior to the execution and delivery of this Agreement and will not be re-issued as of the Closing Date); provided that the receipt by RMH, GGH and LGH of a copy of the final Fairness Opinion shall be subject to their letter agreement entered into with WP&Co. dated on or about July 12, 1997, and the receipt by RMH, GGH and LGH of a copy of the materials supporting the Fairness Opinion shall be subject to their execution and delivery to WP&Co. of a comparable letter agreement, satisfactory to WP&Co., relating to such materials.

      (i) SOLVENCY CERTIFICATE. Each of RMH, GGH and LGH shall have received from Dart, Crown Books and Trak Auto a duly executed solvency certificate, in the form of Exhibit L.

      (j) PAYMENT UNDER PLANS OF REORGANIZATION. RMH and LGH shall have received their pro rata portion of the $4,400,000 pursuant to the terms of the Plans of Reorganization proposed by the debtors in the Bankruptcy Proceedings or otherwise from Dart.

      (k) HHH ESCROW ACCOUNT. On or before the execution and delivery of this Agreement by Dart, Dart shall have delivered to GGH a duly executed acknowledgment and agreement, effective as of the date made, not to withdraw prior to February 28, 1998 the funds contained in the Escrow Account created pursuant to the Escrow Agreement dated as of October 6, 1995, by and among Dart, RSH and Settlement Corp. in the form of Exhibit M.

      (l) CABOT MORGAN ESCROW ACCOUNT. On or before the execution and delivery of this Agreement by Dart, Dart shall have delivered to RMH and LGH a duly executed acknowledgment, effective as of the date made, in the form of Exhibit N.

      (m) CERTIFIED RSH SETTLEMENT DOCUMENTS. Dart shall have delivered to RMH, GGH and LGH copies of the RSH Settlement Agreement, the RSH First Supplemental Agreement and (if Dart shall have entered into the HHH Settlement Agreement and such HHH Settlement Agreement shall not have been terminated) the RSH Second Supplemental Agreement, certified by an officer of Dart that such documents are accurate copies of the RSH Settlement Agreement, the RSH First Supplemental Agreement and (if applicable) the RSH Second Supplemental Agreement in effect as of the Closing.

      (n) RSH CONSENT. RSH shall have consented in writing to the transactions contemplated by this Agreement, such consent to be substantially in the form of Exhibit K.

      (o) DISMISSALS OF CERTAIN LITIGATION. An order of the Court shall have been entered dismissing with prejudice or, if the parties agree that the action may be dismissed by stipulation, stipulations shall have been filed that are executed by all parties to each litigation dismissing with prejudice (i) the
Section 225 Lawsuit; (ii) the Options Lawsuit; (iii) the Release Lawsuit; (iv) the claims between the parties in the Pennsy Lawsuit; (v) the individual claims stated in the RMH Derivative Lawsuit; and (vi) the Attorneys' Fees Claim.

      (p) DISMISSAL OF DERIVATIVE CLAIMS. An order of the Delaware Court of Chancery shall have been entered dismissing the derivative claims in the RMH Derivative Lawsuit, with or without prejudice.

      (q) HHH CONSENT. If, at the time of the Closing, Dart shall have entered into an HHH Settlement Agreement and such HHH Settlement Agreement shall not have terminated, then HHH shall have consented to the transactions contemplated by this Agreement, which consent may be evidenced in the HHH Settlement Agreement or by separate written consent executed by HHH, but which, in any event, must be similar in substance to the consent set forth on Exhibit K.

      (r) HHH RELEASE. If, at the time of the Closing, Dart shall have entered into an HHH Settlement Agreement and such HHH Settlement Agreement shall not have terminated, then LGH shall have received a release signed by HHH in the form of Exhibit O.



         ARTICLE 4.    REPRESENTATIONS AND WARRANTIES OF DART COMPANIES

      Dart (as to itself and each of the other Dart Companies) and each of the other Dart Companies (as to itself alone and, for the avoidance of doubt, not for or in respect of any other Dart Company, including Dart) represents and warrants to each of RMH, GGH and LGH, as of the date hereof and as of the Closing Date, that:

4.1   ORGANIZATION AND AUTHORITY; ENFORCEABILITY

      Such Dart Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and each of the other Settlement Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Such Dart Company is duly qualified and in good standing in the State of Maryland and in each other jurisdiction where the nature of its business or the location of its properties requires such entity to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect. The execution and delivery by such Dart Company of this Agreement and each of the other Settlement Documents to which it is a party, the performance by such Dart Company of its obligations hereunder and thereunder and the consummation by such Dart Company of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary actions on the part of such Dart Company and (if any) the Voting Trustee, none of which actions have been modified or rescinded and all of which actions remain in full force and effect. This Agreement and each of the other Settlement Documents has been duly executed and delivered by a duly authorized officer of such Dart Company which is a party thereto, and this Agreement and each of such other Settlement Documents constitutes a valid and binding obligation of such Dart Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

4.2   ABSENCE OF CONFLICT

      Except as set forth in Schedule 4.2 of the Dart Disclosure Exhibit, the execution, delivery and performance by such Dart Company of this Agreement and each of the other Settlement Documents to which it is a party do not, and will not, as to such Dart Company: (a) violate its certificate of incorporation or bylaws; (b) violate any applicable Governmental Requirement or any order, judgment, writ, decree, decision or award of any Governmental Authority or arbitrator, the violation of which could reasonably be expected to have a Material Adverse Effect; (c) breach, violate or conflict with any provision of, give rise to any right of acceleration of any obligation under or constitute a default under (or an event which, with the giving of notice or lapse of time, or both, would give rise to such a right or constitute such a default), or require the consent or waiver of any other party to, any mortgage, lease, note, contract, agreement or instrument to which such Dart Company is a party or by which any of its properties may be bound or affected which could reasonably be expected to have a Material Adverse Effect; or (d) result in the creation or imposition of any Lien (as hereinafter defined) on any of its assets, or result in or permit the acceleration of any of its indebtedness or other obligations pursuant to any of the foregoing which Lien or acceleration could reasonably be expected to have a Material Adverse Effect.

4.3   NO CONSENTS

      Except as set forth in Schedule 4.3 of the Dart Disclosure Exhibit, no consent, waiver, release, approval, order or authorization of, or notification to, or determination of, or declaration, filing or registration with, or other action by, any Person (as hereinafter defined) is required to be made or obtained in connection with the execution, delivery or performance by such Dart Company of this Agreement or any of the other Settlement Documents to which it is a party or the consummation by it of the transactions contemplated hereby or thereby.

4.4   LITIGATION

      Except as described in Schedule 4.4 of the Dart Disclosure Exhibit, (a) there are no actions, suits or proceedings, or, to the knowledge of such Dart Company, investigations or claims pending or, to the knowledge of such Dart Company, threatened against the Dart Companies that relate to any of the transactions contemplated by this Agreement and the other Settlement Documents, and that, if successful, could restrain or prohibit the consummation of such transactions, and (b) none of the Dart Companies is subject to any order, judgment, writ, decree, decision or award that limits, restricts or might otherwise adversely affect the ability of such Dart Company to perform its obligations under this Agreement or the other Settlement Documents.

4.5   LIABILITIES

      Except as described in Schedule 4.5 of the Dart Disclosure Exhibit, to the knowledge of Dart, there is no liability, commitment or obligation of the Dart Companies, that limits, restricts or might otherwise adversely affect the ability of the Dart Companies to perform any of their obligations under this Agreement or the other Settlement Documents.

4.6   INVESTMENT COMPANY ACT

      Such Dart Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

4.7   NO BANKRUPTCY

      Such Dart Company does not have the present intention to (a) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator,
(b) file a voluntary petition seeking relief under the U.S. Bankruptcy Code, or be unable, or admit in writing its inability, to pay its debts as they become due or (c) make a general assignment for the benefit of creditors.

4.8   BROKERAGE

      The negotiations relevant to this Agreement have been carried on by the Dart Companies directly with RMH, GGH and LGH and there are no claims for finder's fees or other like payments in connection with this Agreement or the transactions contemplated hereby, except that Dart has engaged WP&Co. to render financial advisory services in connection with the transactions contemplated hereby and Dart shall be solely responsible for all amounts due WP&Co. as a result thereof.


               ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF RMH

      RMH represents and warrants to each of the Dart Companies, as of the date hereof and as of the Closing Date, that:

5.1   AUTHORIZATION

      This Agreement has been duly executed and delivered by RMH in his capacity as trustee under each of the RMH Children Trusts and the execution, delivery and performance thereof have been duly authorized by all action necessary under each of the RMH Children Trusts.

5.2   BINDING EFFECT

      This Agreement and the other Settlement Documents to which RMH is a party (including in his capacity as trustee of the RMH Children Trusts) are valid and binding obligations of RMH and the RMH Children Trusts (as applicable), enforceable against RMH and the RMH Children Trusts (as applicable) in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles.

5.3   ABSENCE OF CONFLICT

      Except as set forth in Schedule 5.3 to the RGL Disclosure Exhibit or the RGL Disclosure Letter, the execution, delivery and performance by RMH of this Agreement and each of the other Settlement Documents to which he is a party (including in his capacity as trustee of the RMH Children Trusts) do not, and will not, (a) violate any applicable Governmental Requirement or any order, judgment, writ, decree, decision or award of any Governmental Authority or arbitrator by which RMH or the RMH Children Trusts is bound, the violation of which could reasonably be expected to have a Material Adverse Effect, (b) breach, violate or conflict with any provision of, give rise to any right of acceleration of any obligation under or constitute a default under (or an event which, with the giving of notice or lapse of time, or both, would give rise to such a right or constitute such a default), or require the consent or waiver of any other party to, any mortgage, lease, note, contract, agreement or instrument to which he is a party (including in his capacity as trustee of the RMH Children Trusts) or by which any of his or its properties may be bound or affected which could reasonably be expected to have a Material Adverse Effect;
(c) result in the creation or imposition of any Lien on the RMH Interests other than any Lien created by this Agreement or any other Settlement Document; or
(d) result in the creation or imposition of any Lien on any of his or its assets, or result in or permit the acceleration of any of his or its indebtedness or other obligations pursuant to any of the foregoing, which Lien or acceleration could reasonably be expected to have a Material Adverse Effect.

5.4   NO CONSENTS

      Except as set forth in Schedule 5.4 to the RGL Disclosure Exhibit or the RGL Disclosure Letter, no consent, waiver, release, approval, order or authorization of, or notification to, or determination of, or declaration, filing or registration with, or other action by, any Person is required to be made or obtained by RMH in connection with the execution, delivery and performance by RMH of this Agreement or any of the other Settlement Documents to which RMH is a party (including in his capacity as trustee of the RMH Children Trusts) or the consummation by RMH and the RMH Children Trusts of the transactions contemplated hereby or thereby.

5.5   SHARES; OPTIONS; DART/SFW RIGHTS

      (a) Schedule 5.5(a) to the RGL Disclosure Exhibit or the RGL Disclosure Letter sets forth the number of shares and share certificate numbers for each share of the RMH Class B Shares and the RMH Class A Shares. Except as set forth in Schedule 5.5(a) to the RGL Disclosure Exhibit or the RGL Disclosure Letter, RMH has, and at all times until such time as conveyed to the Dart Companies in accordance with this Agreement and the other Settlement Documents, will have, good and marketable title to all of the RMH Class B Shares, the RMH Class A Shares, and the RMH Interests, each as set forth on

Schedule 5.5(a) to the RGL Disclosure Exhibit or the RGL Disclosure Letter, free and clear of any Liens (except for those Liens set forth on Schedule 5.5(a) to the RGL Disclosure Exhibit or the RGL Disclosure Letter or otherwise known to Dart), and RMH has not taken and will not take any action that could give rise to any such Lien. RMH does not own and does not have any Other Dart Company Rights, except for the rights and options to acquire shares of the capital stock in the Dart Companies set forth on Schedule 5.5(b) to the RGL Disclosure Exhibit or the RGL Disclosure Letter, Schedule 8.2(d) to the RGL Disclosure Exhibit or the RGL Disclosure Letter and in those rights expressly set forth in the Settlement Documents.

      (b) RMH and the RMH Children Trusts (as applicable) own, and will at all times prior to the termination thereof or, in the case of options for shares of Dart/SFW, the sale thereof to Dart, own good and marketable title to all the stock options in the Dart Companies set forth on Schedule 5.5(b) to the RGL Disclosure Exhibit or the RGL Disclosure Letter, free and clear of any Liens (except for those Liens set forth on Schedule 5.5(b) to the RGL Disclosure Exhibit or the RGL Disclosure Letter or otherwise known to Dart), and neither RMH nor the RMH Children Trusts has taken nor will they take any action that could give rise to any such Lien. Such options constitute all stock options owned by or granted to RMH to acquire shares of stock in the Dart Companies.

5.6   LIABILITIES

      Except as described in Schedule 5.6 to the RGL Disclosure Exhibit or the RGL Disclosure Letter, to the knowledge of RMH, there is no liability, commitment or obligation of RMH, the RMH Children Trusts, or any partnership of which RMH or the RMH Children Trusts is or has been a general partner, that limits, restricts or might otherwise adversely affect the ability of RMH or the RMH Children Trusts to perform any of their obligations under this Agreement or the other Settlement Documents.

5.7   LITIGATION

      Except as described in Schedule 5.7 to the RGL Disclosure Exhibit or the RGL Disclosure Letter, (a) there are no actions, suits or proceedings, or, to the knowledge of RMH, investigations or claims pending or, to the knowledge of RMH, threatened against RMH or the RMH Children Trusts, or involving any of the RMH Interests that affect or could affect any of the RMH Interests in any respect, or that relate to any of the transactions contemplated by this Agreement and the other Settlement Documents, and that, if successful, could restrain or prohibit the consummation of such transactions, and (b) none of RMH, the RMH Children Trusts or any of the RMH Interests is subject to any order, judgment, writ, decree, decision or award that limits, restricts or might otherwise adversely affect the ability of RMH or the RMH Children Trusts to perform any of their obligations under this Agreement or the other Settlement Documents.

5.8   EXISTING RMH COSTS AGAINST DART, ET AL.

      To the best of his knowledge, RMH has no Costs against or with respect to any of the Dart Companies or their respective successors, assigns and controlled affiliates, and their respective present and former officers, directors, employees, attorneys and agents for indemnification or reimbursement other than those Costs assigned to Dart or otherwise satisfied in full hereunder.

5.9   NO BANKRUPTCY

      Neither RMH nor either of the RMH Children Trusts has the present intention to (a) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator, (b) file a voluntary petition seeking relief under the U.S. Bankruptcy Code, or be unable, or admit in writing his or its inability, to pay his or its debts as they become due or (c) make a general assignment for the benefit of creditors.

5.10  BROKERAGE

      The negotiations relevant to this Agreement have been carried on by RMH directly with the Dart Companies and there are no claims for finder's fees or other like payments in connection with this Agreement or the transactions contemplated hereby as a result of RMH's actions.

                ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF GGH

      GGH represents and warrants to the Dart Companies, as of the date hereof and as of the Closing Date, that:

6.1   BINDING EFFECT

      This Agreement and the other Settlement Documents to which GGH is a party are valid and binding obligations of GGH, enforceable against GGH in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles.

6.2   ABSENCE OF CONFLICT

      Except as set forth in Schedule 6.2 to the RGL Disclosure Exhibit or the RGL Disclosure Letter, the execution, delivery and performance by GGH of this Agreement and each of the other Settlement Documents to which she is a party do not, and will not, (a) violate any applicable Governmental Requirement or any order, judgment, writ, decree, decision or award of any Governmental Authority or arbitrator by which GGH is bound, the violation of which could reasonably be expected to have a Material Adverse Effect, (b) breach, violate or conflict with any provision of, give rise to any right of acceleration of any obligation under or constitute a default under (or an event which, with the giving of notice or lapse of time, or both, would give rise to such a right or constitute such a default), or require the consent or waiver of any other party to, any mortgage, lease, note, contract, agreement or instrument to which she is a party or by which any of her properties may be bound or affected which could reasonably be expected to have a Material Adverse Effect; (c) result in the creation or imposition of any Lien on the GGH Interests other than any Lien created by this Agreement or any other Settlement Documents; or (d) result in the creation or imposition of any Lien on any of her assets, or result in or permit the acceleration of any of her indebtedness or other obligations pursuant to any of the foregoing, which Lien or acceleration could reasonably be expected to have a Material Adverse Effect.

6.3   NO CONSENTS

      Except as set forth in Schedule 6.3 to the RGL Disclosure Exhibit or the RGL Disclosure Letter, no consent, waiver, release, approval, order or authorization of, or notification to, or determination of, or declaration, filing or registration with, or other action by, any Person is required to be made or obtained by GGH in connection with the execution, delivery and performance by GGH of this Agreement or any of the other Settlement Documents to which GGH is a party or the consummation by GGH of the transactions contemplated hereby or thereby.

6.4   SHARES; OPTIONS; DART/SFW RIGHTS

      (a) Schedule 6.4(a) to the RGL Disclosure Exhibit or the RGL Disclosure Letter sets forth the number of shares and share certificate numbers for each share of the GGH Class B Shares and the GGH Class A Shares. Except as set forth in Schedule 6.4(a) to the RGL Disclosure Exhibit or the RGL Disclosure Letter, GGH has, and at all times until such time as conveyed to the Dart Companies in accordance with this Agreement and the other Settlement Documents, will have, good and marketable title to all of the GGH Class B Shares, the GGH Class A Shares and the GGH Interests, each as set forth on Schedule 6.4(a) to the RGL Disclosure Exhibit or the RGL Disclosure Letter, free and clear of any Liens (except for those Liens set forth on Schedule 6.4(a) to the RGL Disclosure Exhibit or the RGL Disclosure Letter or otherwise known to Dart), and GGH has not taken and will not take any action that could give rise to any such Lien. GGH does not own and does not have any Other Dart Company Rights, except for the rights and options to acquire shares of the capital stock in the Dart Companies set forth on Schedule 6.4(b) to the RGL Disclosure Exhibit or the RGL Disclosure Letter, Schedule 8.2(d) to the RGL Disclosure Exhibit or the RGL Disclosure Letter and in those rights expressly set forth in the Settlement Documents.

      (b) GGH owns, and will at all times prior to the termination thereof or, in the case of options for shares of Dart/SFW, the sale thereof to Dart, own good and marketable title to all the stock options in the Dart Companies set forth on Schedule 6.4(b) to the RGL Disclosure Exhibit or the RGL Disclosure Letter, free and clear of any Liens (except for those Liens set forth on Schedule 6.4(b) to the RGL Disclosure Exhibit or the RGL Disclosure Letter or otherwise known to Dart), and GGH has not taken and will not take any action that could give rise to any such Lien. Such options constitute all stock options owned by or granted to GGH to acquire shares of stock in the Dart Companies.

6.5   LIABILITIES

      Except as described in Schedule 6.5 to the RGL Disclosure Exhibit or the RGL Disclosure Letter, to the knowledge of GGH, there is no liability, commitment or obligation of GGH, or any partnership of which GGH is or has been a general partner, that limits, restricts or might otherwise adversely affect the ability of GGH to perform any of her obligations under this Agreement or the other Settlement Documents.

6.6   LITIGATION

      Except as described in Schedule 6.6 to the RGL Disclosure Exhibit or the RGL Disclosure Letter, (a) there are no actions, suits or proceedings, or, to the knowledge of GGH, investigations or claims pending or, to the knowledge of GGH, threatened against GGH, or involving any of the GGH Interests that affect or could affect any of the GGH Interests in any respect, or that relate to any of the transactions contemplated by this Agreement and the other Settlement Documents, and that, if successful, could restrain or prohibit the consummation of such transactions, and (b) none of GGH or any of the GGH Interests is subject to any order, judgment, writ, decree, decision or award that limits, restricts or might otherwise adversely affect the ability of GGH to perform any of her obligations under this Agreement or the other Settlement Documents.

6.7   EXISTING GGH COSTS AGAINST DART, ET AL.

      To the best of her knowledge, GGH has no Costs for indemnification or reimbursement against or with respect to any of the Dart Companies or their respective successors, assigns and controlled affiliates, and their respective present and former officers, directors, employees, attorneys and agents other than those Costs which are assigned to Dart or otherwise satisfied in full under this Agreement.

6.8   NO BANKRUPTCY

      GGH has no present intention to (a) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator, (b) file a voluntary petition seeking relief under the U.S. Bankruptcy Code, or be unable, or admit in writing her inability, to pay her debts as they become due or (c) make a general assignment for the benefit of creditors.

6.9   BROKERAGE

      The negotiations relevant to this Agreement have been carried on by RMH, on behalf of GGH, directly with the Dart Companies and there are no claims for finder's fees or other like payments in connection with this Agreement or the transactions contemplated hereby as a result of RMH's or GGH's actions.

               ARTICLE 7.  REPRESENTATIONS AND WARRANTIES OF LGH

      LGH represents and warrants to the Dart Companies, as of the date hereof and as of the Closing Date, that:

7.1   BINDING EFFECT

      This Agreement and the other Settlement Documents to which LGH is a party are valid and binding obligations of LGH, enforceable against LGH in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles.

7.2   ABSENCE OF CONFLICT

      Except as set forth in Schedule 7.2 to the RGL Disclosure Exhibit or the RGL Disclosure Letter, the execution, delivery and performance by LGH of this Agreement and each of the other Settlement Documents to which she is a party do not, and will not, (a) violate any applicable Governmental Requirement or any order, judgment, writ, decree, decision or award of any Governmental Authority or arbitrator by which LGH is bound, the violation of which could reasonably be expected to have a Material Adverse Effect, (b) breach, violate or conflict with any provision of, give rise to any right of acceleration of any obligation under or constitute a default under (or an event which, with the giving of notice or lapse of time, or both, would give rise to such a right or constitute such a default), or require the consent or waiver of any other party to, any mortgage, lease, note, contract, agreement or instrument to which she is a party or by which any of her properties may be bound or affected which could reasonably be expected to have a Material Adverse Effect; (c) result in the creation or imposition of any Lien on the LGH Interests other than any Lien created by this Agreement or any other Settlement Documents; or (d) result in the creation or imposition of any Lien on any of her assets, or result in or permit the acceleration of any of her indebtedness or other obligations pursuant to any of the foregoing, which Lien or acceleration could reasonably be expected to have a Material Adverse Effect.

7.3   NO CONSENTS

      Except as set forth in Schedule 7.3 to the RGL Disclosure Exhibit or the RGL Disclosure Letter, no consent, waiver, release, approval, order or authorization of, or notification to, or determination of, or declaration, filing or registration with, or other action by, any Person is required to be made or obtained by LGH in connection with the execution, delivery and performance by LGH of this Agreement or any of the other Settlement Documents to which LGH is a party or the consummation by LGH of the transactions contemplated hereby or thereby.

7.4   SHARES; OPTIONS; DART/SFW RIGHTS

      (a) Schedule 7.4(a) to the RGL Disclosure Exhibit or the RGL Disclosure Letter sets forth the number of shares and share certificate numbers for each share of the LGH Class B Shares and the LGH Class A Shares. Except as set forth in Schedule 7.4(a) to the RGL Disclosure Exhibit or the RGL Disclosure Letter, LGH has, and at all times until such time as conveyed to the Dart Companies in accordance with this Agreement and the other Settlement Documents, will have, good and marketable title to all of the LGH Class B Shares, the LGH Class A Shares, and the LGH Interests, each as set forth on Schedule 7.4(a) to the RGL Disclosure Exhibit or the RGL Disclosure Letter, free and clear of any Liens (except for those Liens set forth on Schedule 7.4(a) to the RGL Disclosure Exhibit or the RGL Disclosure Letter or otherwise known to Dart), and LGH has not taken and will not take any action that could give rise to any such Lien. LGH does not own and does not have any rights to purchase the common stock of Crown Books, any rights to purchase the common stock of Trak Auto or any Other Dart Company Rights except for the rights and options to acquire shares of the capital stock in the Dart Companies set forth on Schedule 7.4(b) to the RGL Disclosure Exhibit or the RGL Disclosure Letter, Schedule 8.2(d) to the RGL Disclosure Exhibit or the RGL Disclosure Letter and in those rights expressly set forth in the Settlement Documents.

      (b) LGH owns, and will at all times prior to the termination thereof or, in the case of options for shares of Dart/SFW, the sale thereof to Dart, own good and marketable title to all the stock options in the Dart Companies set forth on Schedule 7.4(b) to the RGL Disclosure Exhibit or the RGL Disclosure Letter, free and clear of any Liens (except for those Liens set forth on Schedule 7.4(b) to the RGL Disclosure Exhibit or the RGL Disclosure Letter or otherwise known to Dart), and LGH has not taken and will not take any action that could give rise to any such Lien. Such options constitute all stock options owned by or granted to LGH to acquire shares of stock in the Dart Companies.

7.5   LIABILITIES

      Except as described in Schedule 7.5 to the RGL Disclosure Exhibit or the RGL Disclosure Letter, to the knowledge of LGH, there is no liability, commitment or obligation of LGH, or any partnership of which LGH is or has been a general partner, that limits, restricts or might otherwise adversely affect the ability of LGH to perform any of her obligations under this Agreement or the other Settlement Documents.

7.6   LITIGATION

      Except as described in Schedule 7.6 to the RGL Disclosure Exhibit or the RGL Disclosure Letter, (a) there are no actions, suits or proceedings, or, to the knowledge of LGH, investigations or claims pending or, to the knowledge of LGH, threatened against LGH, or involving any of the LGH Interests that affect or could affect any of the LGH Interests in any respect, or that relate to any of the transactions contemplated by this Agreement and the other Settlement Documents, and that, if successful, could restrain or prohibit the consummation of such transactions, and (b) none of LGH or any of the LGH Interests is subject to any order, judgment, writ, decree, decision or award that limits, restricts or might otherwise adversely affect the ability of LGH to perform any of her obligations under this Agreement or the other Settlement Documents.

7.7   EXISTING LGH COSTS AGAINST DART, ET AL.

      To the best of her knowledge, LGH has no Costs for indemnification or reimbursement against or with respect to any of the Dart Companies or their respective successors, assigns and controlled affiliates, and their respective present and former officers, directors, employees, attorneys and agents other than those which are assigned to Dart or otherwise satisfied in full under this Agreement.

7.8   NO BANKRUPTCY

      LGH has no present intention to (a) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator, (b) file a voluntary petition seeking relief under the U.S. Bankruptcy Code, or be unable, or admit in writing her inability, to pay her debts as they become due or (c) make a general assignment for the benefit of creditors.

7.9   BROKERAGE

      The negotiations relevant to this Agreement have been carried on by RMH, on behalf of LGH, directly with the Dart Companies and there are no claims for finder's fees or other like payments in connection with this Agreement or the transactions contemplated hereby as a result of RMH's or LGH's actions.


                             ARTICLE 8.  COVENANTS

8.1   RMH, GGH AND LGH COVENANTS

      (a) SECURITIES RESTRICTIONS. For a period commencing on the date hereof and continuing through the fifth anniversary thereof or, if earlier, any termination of this Agreement pursuant to Section 10.1, and provided that there is no payment default hereunder by any of the Dart Companies, none of RMH, GGH or LGH, nor any spouse or child (other than RSH) of any of RMH, GGH or LGH shall, singly, through a partnership or otherwise as part of any group, directly or indirectly:

            (i) ACQUISITION OF RESTRICTED SECURITIES. Purchase, acquire or own, or offer or agree to purchase, acquire or own, any Dart Restricted Securities. Notwithstanding the prohibitions contained in this Section 8.1(a)(i) with respect to the acquisition or ownership of Dart Restricted
      Securities:

                  (A) In the event that any of RMH, GGH or LGH acquires any Dart Restricted Securities as a result of an acquisition by any Dart Company of a Dart Acquisition Company by an exchange offer or otherwise, then such individual may hold such Dart Restricted Securities for a period not in excess of two years, during which period such individual shall dispose of all such Dart Restricted Securities;

                  (B) In the event any of RMH, GGH or LGH acquires any Dart Restricted Securities as a result of an acquisition by any Dart Company of a business organization that is not a Dart Acquisition Company or the securities of such a business organization by an exchange offer or otherwise, then such individual may hold such Dart Restricted Securities indefinitely;

                  (C) In the event that i) any of RMH, GGH or LGH receive Class A Common Stock of Dart from HHH, or ii) any of RMH, GGH or LGH inherit Class A Common Stock of Dart from HHH, then such individual may hold such Class A Common Stock for a period not in excess of two years, during which period such individual shall dispose of all such Class A Common Stock and shall not vote such shares (if such shares are granted the right to vote on any matter) other than voting such shares with the recommendation of management of the Board of Directors of Dart as expressed in any solicitation of proxies;

                  (D) In the event that i) GGH receives Class B Common Stock of Dart from HHH, or ii) RMH or LGH inherit Class B Common Stock of Dart from HHH, then such individual may hold such Class B Common Stock for a period not in excess of one year, during which period such individual must offer to sell such Class B Common Stock to Dart or its designee, and Dart or its designee may, but shall in no event be obligated to, call such Class B Common Stock, in each event at a per share purchase price equal to the greater of (x) $100, and (y) 110% of the average per share price for Class A Common Stock (based on the lower of (A) the average closing price of the Class A Common Stock on NASDAQ (or any other national securities exchange) for the five (5) consecutive trading days immediately preceding the offer of such Class B Common Stock to Dart or Dart's call of such Class B Common Stock, as the case may be; and (B) the average of the 15 lowest closing prices of the Class A Common Stock on NASDAQ (or any other national securities exchange) for 15 of the 30 consecutive trading days immediately preceding the offer of such Class B Common Stock to Dart or Dart's call of such Class B Common Stock, as the case may be). At the closing of any purchase by Dart or its designee of Class B Stock from RMH, LGH or GGH pursuant to this subsection, the seller of such Class B Stock shall sell, assign and transfer all right, title and interest in and to such Class B Common Stock that such individual owns, only to Dart (or its Affiliates), free and clear of all Liens (except as set forth in Schedule 2.1A to the RGL

            Disclosure Exhibit or the RGL Disclosure Letter), and shall execute, in blank, and deliver to Dart (or its designee), Class B Assignments transferring such shares of Class B Stock to Dart (or its designee), in exchange for cash in an amount equal to the aforementioned purchase price. During the period in which GGH, RMH or LGH hold any such shares of Class B Common Stock, they shall not vote such shares, other than voting such shares with the recommendation of management of the Board of Directors of Dart as expressed in any solicitation of proxies;

                  (E) Any of RMH, GGH or LGH may (directly or indirectly through another bidder) acquire or offer to acquire (A) shares of the capital stock of Dart/SFW, SFW Holding or SFW or (B) shares of any Dart Company or any Dart Acquisition Company that has initiated, or for whom Dart has initiated, an active process for the sale of such company.

                  (F) Nothing contained in this Section 8.1(a)(i) shall require disposal of i) securities representing five percent (5%) or less of the voting securities of a Dart Acquisition Company owned at the time any such business organization becomes a Dart Acquisition Company, ii) any securities in any Dart Company held by any of RMH, GGH or LGH on the date hereof, any securities in any Dart Company acquired by Pharmor, Inc., or iii) any securities in any Dart Company obtained by any of RMH, GGH or LGH as a consequence of exercising rights and remedies against any Dart Company following a breach of such Dart Company's obligations under this Agreement or any of the other Settlement Documents.

            (ii) SOLICITATION. Solicit or encourage any other Person to solicit, proxies or become a Participant or otherwise engage in any solicitation in opposition to a recommendation of a majority of the directors of any Dart Company or any Dart Acquisition Company with respect to any matter.

            (iii) STOCKHOLDER PROPOSALS. Initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to any Dart Company or any Dart Acquisition Company, as described in Rule 14a-8 under the Exchange Act.

            (iv)  ACQUISITION OF CONTROL.  Except as permitted pursuant to
      Section 8.1(a)(i), acquire the control of any Dart Company or any Dart Acquisition Company or directly or indirectly participate in or encourage the formation of any group seeking to acquire or affect control of Dart, Crown Books, Trak Auto or any Dart Acquisition Company.

            (v) ENCOURAGEMENT OF OTHERS. Encourage any Person to engage in any of the actions covered by this Section 8.1(a).

            (vi) ACTIONS IN OTHER CAPACITIES. Acting in any capacity, including as a director, officer, agent, trustee or other similar position, for or with any other Person, and including, RMH in his capacity as Chairman and Chief Executive Officer of Pharmor, Inc., initiate, solicit, approve or encourage such other Person to take any action which would violate the covenants contained in this Section 8.1(a) if RMH, GGH or LGH were to take such action personally. Each of RMH, GGH and LGH shall abstain from voting as a director with respect to any such action. Notwithstanding anything to the contrary in this Section 8.1(a)(vi), nothing herein is intended to or shall be construed as prohibiting RMH from taking any action if RMH's failure to take such action would (A) violate a fiduciary duty RMH currently has in his capacity as Chairman and Chief Executive Officer of Pharmor, Inc., or (B) constitute a breach of RMH's employment agreement with Pharmor, Inc. as in effect on the date of this Agreement.

      (b) TAX REPORTING. Except as required by law, none of RMH, GGH or LGH shall file any tax return or report with the Internal Revenue Service or any other Governmental Authority or otherwise take any position in connection therewith that (i) is inconsistent with the Forms W-2 and 1099 that were delivered by Dart pursuant to Section 3.2(g) or (ii) characterizes any payments made under this Agreement as "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended.

8.2   DART COMPANY COVENANTS

      (a) FINANCING. From the date hereof through the Closing Date, Dart shall use reasonable efforts to obtain the release of funds from the SFW Escrow and, if requested from time to time by any of RMH, GGH or LGH, shall inform RMH, GGH or LGH of the progress of such efforts.

      (b)   NEGATIVE CAPITAL ACCOUNTS.

            (i) Subject to the terms of this Section 8.2(b), and except as required by law, none of the Dart Companies shall enter into any transaction, including without limitation, the purchase, sale, lease, exchange, foreclosure or other disposition of property, joint ventures, financing, refinancing (including modifications) or guaranteeing obligations or notes, conversion of indebtedness from non-recourse to recourse obligations, curtailment of the principal balance of any non-recourse indebtedness (other than in accordance with the loan documents therefor), liquidation, dissolution or bankruptcy, or take any other action, directly or indirectly, that could reasonably be expected by such Dart Company, under the facts and circumstances then known to it, to, and that would, with respect to the partnerships or properties set forth on Schedule 8.2(b) to the RGL Disclosure Exhibit or the RGL Disclosure Letter (but excluding the Rolling Valley Mall and Maryland City Plaza, if Dart makes the RSH/HHH Loan) (A) cause RMH or LGH to recognize taxable income in such person's capacity as a partner with regard to any interests owned by such person in such partnerships or properties (without regard to any tax attributes such person may have that are unrelated to such partnerships) or (B) reduce the economic interest of any of RMH or LGH in any such partnerships or properties (without regard to any tax attributes such person may have that are unrelated to such partnerships); provided, however, that the Dart Companies shall not be prohibited by this Section 8.2(b) from entering into any transaction or taking any other action with respect to any property not set forth on Schedule 8.2(b) to the RGL Disclosure Exhibit or the RGL Disclosure Letter; and provided further that (x) Dart's liability to RMH under this Section 8.2(b) with respect to any such partnership or property shall not exceed the positive product of $17,500,000 multiplied by the highest marginal income rate then applicable to RMH, and (y) Dart's liability to LGH under this Section 8.2(b) shall not exceed the product of $17,500,000 multiplied by the highest marginal income tax rate then applicable to LGH.

            (ii)  Except to the extent of the express limitations set forth in
      Section 8.2(b)(iv) below, nothing contained in Section 8.2(b)(i) shall in any way limit (or be deemed or construed to limit) the exercise of any rights and remedies any Dart Company may now or hereafter have against HHH and RSH as guarantors or obligors or otherwise, including Dart's ability to liquidate, charge or otherwise seek relief with respect to the tangible or intangible rights of HHH or RSH to any interests in any partnerships or properties set forth on Schedule 8.2(b) to the RGL Disclosure Exhibit or the RGL Disclosure Letter.

            (iii) Nothing contained in Section 8.2(b)(i) shall in any way limit (or be deemed or construed to limit) the exercise of any rights and remedies any Dart Company may now or hereafter have or any action that any Dart Company may now or hereafter take, (A) as lessee to or tenant of such partnerships or properties held by such partnerships or (B) as a party to any legal or administrative proceeding in which it is named as a defendant, respondent, cross-defendant or cross-respondent, garnishee, or a party impleaded or interpleaded through third-party practice, or
      (C) as a respondent to any compulsory legal process, or (D) in compliance with any judicial or administrative order of any court, administrative or arbitral tribunal, or any Governmental Authority.

            (iv) Prior to the execution of any judgments obtained on the tangible or intangible rights of HHH or RSH to any direct or indirect interests in any partnerships or properties set forth on Schedule 8.2(b) to the RGL Disclosure Exhibit or the RGL Disclosure Letter (but excluding the Rolling Valley Mall and Maryland City Plaza if Dart makes the RSH/HHH
      Loan) in accordance with Section 8.2(b)(ii): (A) Dart shall, and shall cause the other Dart Companies to, first use reasonable efforts to satisfy any judgments against HHH or RSH through execution on interests or property of HHH and RSH other than any direct or indirect interests of HHH or RSH in any partnerships or properties set forth on Schedule 8.2(b) to the RGL Disclosure Exhibit or the RGL Disclosure Letter, and (B) second, provide fifteen (15) days' prior written notice to RMH and LGH offering them the opportunity to satisfy any such judgment, with full rights of subrogation, on behalf of HHH or RSH. For purposes of this Section 8.2(b)(iv) only, "reasonable efforts" shall be deemed to have been used if a writ of execution or comparable legal process has been issued and been returned unsatisfied within five days, and nothing in this Section 8.2(b)(iv) shall be deemed or construed to require any Dart Company to take any action reasonably expected to be futile or to pursue collection efforts against any Person that is in receivership or that is a debtor in any proceeding pursuant to Title 11 of the United States Code.

      (c) TAX REPORTING. Except as required by law, none of Dart, Crown Books or Trak Auto shall file any tax return or report with the Internal Revenue Service or any other Governmental Authority or otherwise take any position in connection therewith that (i) is inconsistent with the Forms W-2 and 1099 that were delivered to each of RMH, GGH and LGH pursuant to Section 3.2(g) or (ii) characterizes any payments made under this Agreement as "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended.

      (d) TRANSFER RESTRICTIONS. The Dart Companies shall remove all restrictive legends on, and any stop-transfer orders with respect to, the Trak Auto and Crown Books shares owned by any of RMH, GGH or LGH and set forth on
Schedule 8.2(d) to the RGL Disclosure Exhibit or the RGL Disclosure Letter, no later than three days after the dismissal of the Section 225 Lawsuit as contemplated by Section 2.2(a).

      (e) SOLICITATIONS. During the five year period beginning on the Closing Date, Dart shall deliver to RMH a copy of the form of any initial written requests made by Dart for written submissions from prospective buyers of Crown Books, Trak Auto, SFW or SFW Holding.

      (f) ENVIRONMENTAL MATTERS. None of the Dart Companies will initiate or encourage any other Person to initiate or seek the involvement of any regulatory agency in either an advisory or regulatory capacity with respect to any Environmental Claim or any other claim resulting from the failure to comply with Environmental Laws, which claim, in either case, arises from or relates to the properties listed on Schedule 8.2(b) to the RGL Disclosure Exhibit or the RGL Disclosure Letter. None of the Dart Companies will cooperate with any third persons that are not governmental agencies unless such Dart Company reasonably determines that its failure to so cooperate would materially disadvantage it. Notwithstanding anything to the contrary contained in this
Section 8.2(f), nothing herein shall be construed to prohibit any Dart Company from providing any notice to, or taking any action to involve, any regulatory agency in a manner which is required by applicable law. Furthermore, nothing in this Agreement shall be construed to prohibit, limit or discourage any Dart Company from conducting any environmental remediation activities with respect to any properties owned, leased or otherwise under the control of a Dart Company.

      (g) LGH PAYMENT. If the closing of the transactions contemplated by the HHH Settlement Agreement occurs, then on the date of such closing Dart shall transfer to LGH the amount of $629,692. Such transfer shall represent a payment on behalf of HHH to resolve certain LGH claims against HHH regarding the terms of a January 1990 gift made by HHH to LGH (and represents 50% of the tax withholdings made from the payment to LGH pursuant to Section 2.1(d)(vii) in accordance with Schedule 2.3 to the Dart Disclosure Letter). Such transfer will not be subject to withholding, and Dart shall not deliver to LGH a Form W-2, Form 1099 or other tax form in connection with such transfer.

      (h) FORMS K-1. If Combined Properties, Inc. delivers to each of RMH and LGH proposed forms of IRS Forms K-1 for each of Seventy-Fifth Avenue Limited Partnership and Trak Chicago Limited Partnership I reflecting the transactions contemplated by the Plans of Reorganization on or before the fifth
(5th) Business Day after the date of this Agreement set forth in the first sentence hereof, then RMH and LGH shall provide Dart with written notice, actually received by Dart not later than the eighth (8th) Business Day after the date of this Agreement set forth in the first sentence hereof, if they have any objections to such proposed forms of IRS Forms K-1.

                          ARTICLE 9.  INDEMNIFICATION

9.1   INDEMNIFICATION BY DART COMPANIES

      (a)   SCOPE.  Subject to the terms, conditions and limitations of this
Article 9, to the extent not prohibited by Delaware law:

            (i) Dart shall defend, indemnify and hold each of RMH, GGH and LGH, and their respective agents and representatives (collectively, the "RGL Indemnitees") harmless from and against any and all Costs asserted against or incurred by any RGL Indemnitee arising out of or resulting from, directly or indirectly, whether in whole or in part, any investigation, litigation or other proceeding initiated by any Person and challenging the validity or implementation of this Agreement, any of the other Settlement Documents, or any of the transactions contemplated hereby or thereby;

            (ii) From and after the Closing Date, each Dart Company shall defend, indemnify and hold the RGL Indemnitees harmless from and against any and all Costs asserted against or incurred by any RGL Indemnitee arising out of or resulting from, directly or indirectly, whether in whole or in part, any transaction by, or relationship of, any RGL Indemnitee, with such Dart Company to date as a director, officer, employee, shareholder or agent of such Dart Company.

            (iii) From and after the Closing Date, Dart shall defend, indemnify and hold RMH and LGH (and their respective agents and representatives) harmless from and against any and all Costs asserted against or incurred by any of them, directly or indirectly, arising out of or resulting from any Environmental Liability that relates to an event that occurred or occurs or a condition that existed or exists, either prior to, on or after the date hereof, and that arises out of or is related to the property owned on the date hereof by Seventy-Fifth Avenue Associates Limited Partnership and Trak Chicago Limited Partnership I.

            (iv) Notwithstanding the scope of the indemnification granted pursuant to this Section 9.1(a), nothing herein shall cause any Dart Company to defend, indemnify or hold any RGL Indemnitee harmless from or against any Costs asserted against or incurred by any RGL Indemnitee:

                  (A) arising out of or resulting from, directly or indirectly, any investigation, litigation or proceeding initiated by any Person, or any transaction by, or relationship of, any RGL Indemnitee, with any Dart Company, related to or in connection with the personal taxes of such RGL Indemnitee (other than taxes against or incurred by such RGL Indemnitee as a result of a breach by any Dart Company of the covenant set forth at Section 8.2(b)); or

                  (B) arising out of or resulting from the Heads of Agreement; provided, however, that to the extent that any third party claims against any RGL Indemnitee arising out of the Heads of Agreement are asserted against the RGL Indemnitees together with indemnified claims, Dart shall, at the election of the RGL Indemnitees, defend such claims without cost to RMH, GGH or LGH, but, for the avoidance of doubt, Dart shall not be liable for any liability or other Costs associated with the Heads of Agreement claim.

      (b) REAFFIRMATION OF INDEMNITY UNDER GOVERNING DOCUMENTS. Each Dart Company hereby reaffirms any and all indemnification rights granted under the certificate of incorporation or by-laws of such Dart Company to which any of RMH, GGH or LGH may be entitled as a result of such individual's prior capacity as a director, officer, employee or agent of such Dart Company.

      (c)   DISCHARGE OF DART INDEMNIFICATION OBLIGATIONS.

            (i) At any time that the Board of Directors of Dart, after adopting a plan of complete liquidation or after dissolution of Dart has been authorized in accordance with Section 275 of the Delaware General Corporation Law (or any successor or comparable statutory provision then applicable), may determine to pay a liquidating distribution to the shareholders of Dart (the "Liquidating Distribution"), then Dart may, at its election in its sole discretion, after providing notice to RMH, GGH and LGH in the same manner and at the same time as any notice of liquidation provided to Dart's shareholders, simultaneously with the payment of such Liquidating Distribution, deposit into the Escrow Fund (or a New Escrow Fund, as provided below, if the Escrow Fund has terminated as of the date of such deposit) an amount equal to the "Liquidating Payment Amount" (as defined and calculated below). The date of payment of such Liquidating Distribution (or the initial installment thereof, if made in more than one payment) and the simultaneous deposit of the Liquidating Payment Amount into the Escrow Fund (or a New Escrow
      Fund) shall hereinafter be referred to as the "Liquidation Date." If the Escrow Fund has terminated prior to the Liquidation Date, then Dart shall enter into a new Escrow Agreement, substantially in the form attached hereto as Exhibit D, pursuant to which Dart will create a new account with the Indemnification Escrow Agent into which Dart would deposit the Liquidating Payment Amount (a "New Escrow Fund"). Upon such payment, the term of the Escrow Fund would be extended for, or, if a New Escrow Fund has been created, the term of the New Escrow Fund will continue for, a period of five years commencing on the Liquidation Date.

            (ii) The Liquidating Payment Amount shall be an amount equal to 5% of the sum of (A) all extraordinary distributions paid by Dart to its shareholders after the date of this Agreement and prior to the Liquidation Date, plus (B) the net book value of all of Dart's assets, if any (excluding the Escrow Fund or New Escrow Fund, as the case may be), immediately prior to the Liquidation Date; provided, however, that the Liquidating Payment Amount shall not be less than $5 million nor more than $7.5 million.

            (iii) Such deposit of the Liquidating Payment Amount into the Escrow Fund or New Escrow Fund shall constitute full satisfaction and discharge of any and all indemnification obligations owed by the Dart Companies to the RGL Indemnitees hereunder or otherwise by Dart to RMH, GGH, or LGH, other than to the extent set forth in clause (iv) below; provided that each of the following conditions shall have been satisfied:
      (A) notice of Dart's intention to make a Liquidating Distribution (the "Liquidating Distribution Notice") was given no earlier than one (1) year after the Closing Date; and (B) the Liquidation Date shall have occurred no earlier than 240 calendar days after the Liquidating Distribution Notice was given.

            (iv) Notwithstanding anything contained herein or in any other Settlement Document to the contrary, nothing in this Section 9.1 shall limit Dart's obligations to indemnify the RGL Indemnitees for pending or threatened claims of which Dart has written notice not later than 60 days before the Liquidation Date.

9.2   INDEMNIFICATION PROCEDURE

      (a) NOTICE OF CLAIM. As soon as is reasonably practicable after any RGL Indemnitee becomes aware of any claim that it has to recover Costs under this Article 9, such RGL Indemnitee ("Indemnified Party") shall notify the indemnifying party ("Indemnifying Party") in writing, which notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the claim. The failure of any Indemnified Party to promptly give any Indemnifying Party such notice shall not preclude such Indemnified Party from obtaining indemnification under this Article 9, except to the extent that such Indemnified Party's failure has materially prejudiced the Indemnifying Party's rights or materially increased its liabilities and obligations hereunder.

      (b) THIRD PARTY CLAIMS. In the event of a third party claim which is subject to indemnification under this Article 9, the Indemnifying Party shall have the right, upon agreeing in writing that it is obligated to fully indemnify the Indemnified Party for the full amount of the Costs relating to such claim (to the extent such claim is ultimately proven or settled) and providing satisfactory evidence to the Indemnified Party that the Indemnifying Party has sufficient financial resources to provide such indemnification and defend such claim properly, to assume the defense of such claim by counsel of its own choosing (which counsel may be Jones, Day, Reavis & Pogue or other firm of comparable standing); provided, however that with respect to claims described in Section 9.2(a), Dart shall have the sole right to defend against any claim by a third party. If, at any time, counsel selected by the Dart Companies to defend any such indemnified claim shall determine, in its opinion, that it is prohibited by the applicable code or rules of professional conduct from representing any RGL Indemnitee in defending such claim, Dart shall pay, upon invoice received by Dart, the reasonable attorneys' fees and expenses of counsel selected by such RGL Indemnitee to defend such claim. If the Indemnifying Party within a reasonable time after notice of a claim fails to defend the Indemnified Party, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of the Indemnifying Party.

      (c) COOPERATION. The Indemnified Party and the Indemnifying Party shall cooperate with one another in the defense of any claim which is subject to indemnification under this Article 9, including the settlement of such matter on the basis stipulated by the Indemnifying Party (with the Indemnifying Party being responsible for all costs and expenses of such settlement); provided, however, that the Indemnifying Party shall not include as part of any such settlement any admission of liability of the Indemnified Party without the prior written consent of such Indemnified Party, which consent shall not be unreasonably withheld.

9.3   INDEMNIFICATION ESCROW FUND

      On the Closing Date, each of the Dart Companies and each of RMH, GGH and LGH shall execute and deliver the Indemnification Escrow Agreement, pursuant to which the Dart Companies shall establish an escrow account for a period of five years (subject to extension in accordance with Section 9.1(c) hereof) with the Indemnification Escrow Agent and deposit therein cash in the amount of $500,000 (the "Escrow Fund") for the purpose of satisfying (wholly or partially) any unpaid indemnification obligations of the Dart Companies under this Article 9, all as more fully set forth in the Indemnification Escrow Agreement. At the option of the Dart Companies, a letter of credit or surety bond in the amount of $500,000 naming RMH, GGH and LGH as beneficiaries and having terms and conditions satisfactory to RMH, GGH and LGH may be delivered in lieu of the Indemnification Escrow Agreement.

9.4   REMEDIES CUMULATIVE

      The remedies provided herein to any Indemnified Party shall be in addition to, and not in lieu of, any other remedies to which such Indemnified Party is entitled at law or in equity for any breach or non-compliance by any Indemnifying Party with the provisions of this Agreement or any of the other Settlement Documents.

                           ARTICLE 10.  MISCELLANEOUS

10.1  TERMINATION

      This Agreement may, by written notice given by RMH, GGH or LGH to the Dart Companies, on the one hand, or by the Dart Companies to RMH, GGH and LGH, on the other hand, in the manner provided in Section 10.6, be terminated (a) by RMH, GGH or LGH prior to the Closing if a material breach by any of the Dart Companies of any representation, warranty or covenant occurs hereunder and such breach cannot be cured within a reasonable period of time or such breach has not been cured within 20 days after the occurrence thereof, (b) by the Dart Companies prior to the Closing if a material breach by any of RMH, GGH or LGH of any representation, warranty or covenant occurs hereunder and such breach cannot be cured within a reasonable period of time or such breach has not been cured within 20 days after the occurrence thereof, (c) by RMH, GGH or LGH if the conditions precedent set forth in Section 3.2 shall not have been satisfied by the Dart Companies or waived by RMH, GGH and LGH and, as a result thereof, the Closing shall not have occurred on or before September 26, 1997, or (iv) by the Dart Companies if the conditions precedent set forth in Section 3.1 shall not have been satisfied by RMH, GGH and LGH or waived by the Dart Companies and, as a result thereof, the Closing shall not have occurred on or before September 26, 1997.

10.2  SPECIFIC PERFORMANCE

      Each of the parties hereto acknowledges and agrees that in the event of any material breach of this Agreement or any of the other Settlement Documents, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the Dart Companies and RMH, GGH and LGH, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance (including temporary restraining orders) of this Agreement and any of the other Settlement Documents in any action instituted in the United States District Court for the Eastern District of Virginia or, in the event said court does not have jurisdiction over such action, in any court of the United States or any state having subject matter jurisdiction; provided, however, that the party seeking specific performance may not seek partial specific performance, but instead may only seek specific performance of all obligations under this Agreement after tendering performance of all of its obligations under this Agreement, all in accordance with the terms and subject to the conditions set forth herein.

10.3  DART REMEDIES FOR OTHER DART COMPANY RIGHTS REPRESENTATIONS

      If any of RMH, GGH, or LGH have misrepresented their ownership of Other Dart Company Rights in their representations set forth in Sections 5.5, 6.4 and
7.4 respectively, or if RMH, GGH, or LGH subsequent to the date hereof discover that they have any Other Dart Company Rights, then immediately upon the discovery of such misrepresentation or the existence of any additional Other Dart Company Rights, such Person must take all action and execute and deliver to Dart all documents necessary to immediately assign, transfer and deliver to Dart such additional Other Dart Company Rights and any proceeds of such Other Dart Company Rights received by such Person. Dart's rights under this Section 10.3 shall constitute Dart's exclusive remedy for any representation by RMH, GGH or LGH concerning the existence of Other Dart Company Rights owned by such Persons.

10.4  EXPENSES

      The parties shall pay their own respective expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, any sales, transfer or other similar taxes and fees for accountants and attorneys).

10.5  NO RIGHT OF OFFSET

      None of the parties hereto shall exercise any right of offset with respect to any obligation arising under this Agreement or any of the other Settlement Documents.

10.6  NOTICES

      Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given (a) if delivered in person or by messenger, when delivered, or (b) if sent by certified mail, postage prepaid, return receipt requested, in each case when delivered (with the statement of messenger, return receipt or delivery receipt being deemed conclusive, but not exclusive, evidence of such delivery), or at such time as delivery is refused by the addressee upon presentation, addressed as follows, unless any such address is changed by notice hereunder:

              To Dart:

                3300 75th Avenue
                Landover, MD 20785
                Attention:          Corporate Secretary

              To Crown Books:

                3300 75th Avenue
                Landover, MD 20785
                Attention:          Corporate Secretary

              To Trak Auto:

                3300 75th Avenue
                Landover, MD 20785
                Attention:          Corporate Secretary

              To Dart/SFW:

                3300 75th Avenue
                Landover, MD 20785
                Attention:          Corporate Secretary

              To SFW Holding:

                3300 75th Avenue
                Landover, MD 20785
                Attention:          Corporate Secretary

              To SFW:

                3300 75th Avenue
                Landover, MD 20785
                Attention:          Corporate Secretary

              In each case with a copy (which shall not constitute notice) to:

                Stephen J. Brogan, Esq.
                Jones, Day, Reavis & Pogue
                1450 G Street, N.W.
                Washington, D.C. 20005

              To RMH:
                Robert M. Haft
                2346 Massachusetts Avenue, N.W.
                Washington, D.C.  20008

              To GGH:
                Gloria G. Haft
                7661 Wood Duck Drive
                Boca Raton, Florida  33434

              To LGH:
                Linda G. Haft
                8709 Burning Tree Road
                Bethesda, Maryland  20817

              In each case with a copy (which shall not constitute notice) to:

                David J. Hensler, Esq.
                Hogan & Hartson
                555 13th Street, N.W.
                Washington, D.C. 20004-1109

10.7  FURTHER ASSURANCES

      The parties hereto each shall execute and deliver promptly such additional documents, assignments, certificates and instruments as any other party to this Agreement may reasonably request in order to effectuate more effectively the transfers and assignments provided for in this Agreement and each of the other Settlement Documents.

10.8  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      The representations and warranties of the parties hereto made in this Agreement shall survive the closing of the transactions contemplated hereby until the later to occur of (i) the date that is three (3) years after the Closing Date and (ii) any survival date otherwise specified in any of the other Settlement Documents.

10.9  AMENDMENTS

      This Agreement may be amended only by a written agreement executed by each of the parties hereto.

10.10 ENTIRE AGREEMENT

      This Agreement (including the Schedules and Exhibits), the other Settlement Documents, and the documents and instruments executed and delivered pursuant hereto and thereto, set forth the entire understanding of the parties hereto and supersede all prior agreements between them with respect to the subject matter hereof, excluding (i) the letter agreement dated July 10, 1997, between Hogan & Hartson L.L.P., on behalf of RMH, GGH and LGH, and Dart pursuant to which RMH, GGH, LGH delivered draft schedules to Dart, and (ii) the letter agreement dated the date of this Agreement, between Hogan & Hartson L.L.P., on behalf of RMH, GGH and LGH, and Dart pursuant to which RMH, GGH and LGH delivered the schedules in the RGL Disclosure Letter to Dart.

10.11 SEVERABILITY

      If after the Closing occurs, any one or more of the provisions contained in this Agreement, the other Settlement Documents, or any other agreement, document or instrument delivered pursuant hereto and thereto, should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all remaining provisions shall not in any way be affected or impaired.

10.12 BINDING EFFECT

      (a) This Agreement, the other Settlement Documents, and the other documents and instruments delivered pursuant hereto and thereto, shall inure to the benefit of, and shall be binding upon, the respective parties hereto, their heirs, executors, administrators, successors (including any representative, executor or administrator of the estate of any of RMH, GGH or LGH) and permitted assigns.

      (b) None of the parties hereto may transfer or assign any RGL Interest prior to the Closing or any right, title, obligation or interest in or to this Agreement or any of the other Settlement Documents.

10.13 WAIVER

      The waiver by any party hereto of any matter provided for herein shall not be deemed to be a waiver of any other matter provided for herein.

10.14 NON-WAIVER OF REMEDIES AND ACTIONS

      No course of dealing between or among Dart and any or all of RMH, GGH and LGH with respect to any of the transactions contemplated herein or in the Settlement Documents, waiver of conditions precedent, or delay on the part of any such party in exercising any rights or remedies available to such party shall operate as a waiver of any rights or remedies available to such party whether for breach of this Agreement or otherwise, except to the extent expressly set forth herein or otherwise waived in writing by such party.

10.15 EXHIBITS AND SCHEDULES

      The Exhibits and Schedules attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

10.16 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS

      (a) SUBMISSION TO JURISDICTION. EACH DART COMPANY AND EACH OF RMH, GGH AND LGH HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA AND THE STATE COURTS OF THE COMMONWEALTH OF VIRGINIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER SETTLEMENT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH DART COMPANY AND EACH OF RMH, GGH AND LGH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY

SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT
FORUM.

      (b) SERVICE OF PROCESS. Each Dart Company and each of RMH, GGH and LGH hereby irrevocably consents to the service of any and all process in any suit, action or proceeding by mailing of copies of such process to it at its address provided pursuant to Section 10.6. Each Dart Company and each of RMH, GGH and LGH hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this
Section 10.16(b) shall be by Federal Express or other recognized overnight courier. Nothing in this Section 10.16(b) shall affect the right of any party hereto to serve legal process in any other manner permitted by law or affect the right of any party hereto to bring any suit, action or proceeding against any other party or the property of any other party in the courts of any other jurisdictions.

10.17 GOVERNING LAW

      Except as set forth in Article 9, this Agreement, the other Settlement Documents and any other documents and instruments delivered pursuant hereto, except as otherwise provided therein, shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia (excluding the choice of law provisions thereof).

10.18 COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                           ARTICLE 11. EFFECTIVENESS

11.1  LIMITED INITIAL EFFECTIVENESS OF AGREEMENT.


      (a) Notwithstanding any other provision of this Agreement, none of the agreements, obligations or commitments of any of the Dart Companies set forth in this Agreement shall be effective prior to the twelfth (12th) Business Day after the date of this Agreement set forth in the first sentence hereof, except for the following agreements:

            (i) STANDSTILL ORDER NOTICE. Not later than two (2) Business Days after the date of this Agreement set forth in the first sentence hereof, Dart shall give written notice of this Agreement pursuant to Section 8 of the Standstill Order to the other parties to the Section 225 Lawsuit and the HHH Settlement Lawsuit.

            (ii) BOARD OF DIRECTORS CONSIDERATION. Not later than ten (10) Business Days after the date of this Agreement set forth in the first sentence hereof, the Board of Directors of each of the Dart Companies shall hold a meeting to consider the authorization of this Agreement.

            (iii) CLASS B STOCKHOLDER CONSIDERATION.  Not later than three (3)
                  Business Days after the date of this Agreement set forth in the first sentence hereof, Dart shall deliver to each of GGH, RMH, LGH, HHH and RSH (the "Requested Consentors"), and Richard B. Stone, as Voting Trustee, a request that he, she or it consent, if and to the extent that he, she or it has (or claims to have) power to vote any shares of Class B Common Stock, to the execution, delivery and performance of this Agreement by Dart and the other Dart Companies.

    (b)  This Agreement shall be null, void and of no effect, ab initio, if

            (i) on or before the eighth (8th) Business Day after the date of this Agreement set forth in the first sentence hereof, the Delaware Court of Chancery issues any order, writ, injunction or decree restraining, enjoining or prohibiting in any way the effectiveness of this Agreement or the consummation of any of the transactions contemplated by this Agreement, or

            (ii) the execution, delivery and performance of this Agreement is not authorized and approved by the Boards of Directors of all of the Dart Companies, and by Richard B. Stone, as Voting Trustee, the Executive Committee and the Special Litigation Committee of the Board of Directors of Dart on or before the tenth (10th) Business Day after the date of this Agreement set forth in the first sentence hereof,

      (c) If Dart has not received from all of the Requested Consentors written consents, in form and substance satisfactory to Dart's Board of Directors in its sole discretion, to the execution, delivery and performance of this Agreement by Dart and the other Dart Companies, then Dart may, by delivery of written notice on the eleventh (11th) Business Day after the date of this Agreement set forth in the first sentence hereof, to the attention of David J. Hensler, Esq., at the offices of Hogan & Hartson, 555 13th Street, N.W., Washington, D.C. 20004, elect that this Agreement shall not be effective, whereupon this Agreement shall be null, void and of no effect, ab initio.

11.2  RMH, GGH AND LGH BOUND

      All of the provisions of this Agreement shall be binding on and effective with respect to RMH, GGH and LGH from the date stated in the first sentence of this Agreement. RMH, GGH and LGH hereby acknowledge that adequate and valid consideration has been received for their agreement to be bound to all of the provisions of this Agreement from this date, notwithstanding Dart's right to elect not to be bound pursuant to
Section 11.1.


                 [Remainder of Page Intentionally Left Blank.]

                              Signature Page to Settlement Agreement
                              by and among the Dart Companies, RMH, GGH and LGH.




      IN WITNESS WHEREOF, the parties hereto have duly executed, or have caused this Settlement Agreement to be duly executed on their behalf, on the date first above written.


Attest:                             DART GROUP CORPORATION

/s/ Elliot R. Arditti               By: /s/ Larry G. Schafran
------------------------------          ------------------------------------
Elliot R. Arditti, Secretary            Larry G. Schafran
                                        Chairman of the Executive
                                        Committee of the Board of Directors

Attest:                             CROWN BOOKS CORPORATION


/s/ Elliot R. Arditti               By: /s/ Larry G. Schafran
------------------------------          ------------------------------------
Elliot R. Arditti, Secretary            Larry G. Schafran
                                        Chairman of the Executive Committee of
                                        the Board of Directors

Attest:                             TRAK AUTO CORPORATION


/s/ Elliot R. Arditti               By: /s/ Larry G. Schafran
------------------------------          ------------------------------------
Elliot R. Arditti, Secretary            Larry G. Schafran
                                        Chairman of the Executive Committee of
                                        the Board of Directors

Attest:                             Dart/SFW CORP.

/s/ Elliot R. Arditti               By: /s/ Larry G. Schafran
------------------------------          ------------------------------------
Elliot R. Arditti, Secretary            Name:
                                        Title:

                              Signature Page to Settlement Agreement
                              by and among the Dart Companies, RMH, GGH and LGH.


Attest:                             SFW HOLDING CORP.

/s/ Elliot R. Arditti               By: /s/ Larry G. Schafran
------------------------------          --------------------------------
Elliot R. Arditti, Secretary            Name:
                                        Title:

Attest:                             SHOPPERS FOOD WAREHOUSE CORP.



/s/ Elliot R. Arditti               By: /s/ Larry G. Schafran
------------------------------          --------------------------------
Elliot R. Arditti, Secretary            Name:
                                        Title:



/s/ Glenn Jacobs                        /s/ Robert M. Haft
------------------------------          --------------------------------
Witness                                 ROBERT M. HAFT



/s/ Rosemarie Estey                     /s/ Gloria G. Haft
------------------------------          --------------------------------
Witness                                 GLORIA G. HAFT




/s/ Jane T. Ryan                        /s/ Linda G. Haft
------------------------------          --------------------------------
Witness                                 LINDA G. HAFT